UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.3 to

Form S-1

COMMISSION FILE NO. 333-249361

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

187 E. Warm Springs Rd., PMB#B450

Las Vegas, NV 89119

Tel: 702-899-0818

(Address and telephone number of registrant's United States corporate virtual office)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

[x]

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

[x]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                     Accelerated filer [ ]

Non-accelerated filer [x]                       Smaller reporting company [x]

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

[ ]

EMERGING GROWTH COMPANY STATUS

We may qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

•	provide certain disclosure regarding executive compensation required of larger public companies; or

•	obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an “emerging growth company” upon the earliest of:

•	when we have $1.0 billion or more in annual revenues;

•	when we have at least $700 million in market value of our common shares held by non-affiliates;

•	when we issue more than $1.0 billion of non-convertible debt over a three-year period; or

•	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Class of		Maximum	Maximum
Securities	Amount to	Aggregate	Aggregate	Amount of
to be	be	Price Per	Offering	Registration
Registered	Registered (1)	Share	Price (1)	Fee(2)
common shares, $0.001 per share, to be sold by Registrant	10,000,000	$1.00	$10,000,000	$1,237
common shares, $0.001 per share, to be sold by selling shareholder	10,986,204	$1.00	$10,986,204	$1,358
Total	20,986,204	$1.00	$20,986,204	$2,595	(2)

(1)Including 10,000,000 shares of common stock to be offered by the Company and 10,986,204 shares to be offered by Selling Shareholders

(2)Registration fee solely calculated pursuant to Rule 457(a) based on the estimated Amount of Securities to be Registered multiplied by the Proposed Maximum Offering Price Per Share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a prospectus to be used in connection with the secondary public offering of 10,000,000 of the registrant’s common shares (the “SPO Prospectus”). In addition, the registrant is registering on this registration statement the resale of up to 10,986,204 common shares (the “Registrable Securities”) held by selling shareholders. Consequently, this registration statement contains a second prospectus to cover these possible resales (the “Resale Prospectus”) by certain of the registrant’s stockholders named under the Resale Prospectus (the “selling shareholders”). The SPO Prospectus and the Resale Prospectus are substantively identical, except for the following principal points:

•	they contain different front and rear covers (including table of contents);

•	they contain different Offering sections in the Prospectus Summary section beginning on page 1;

•	they contain different Use of Proceeds sections on page 32;

•	the Dilution and Post-Offering Ownership sections are deleted from the Resale Prospectus on page 37;

•	a Selling Shareholder section is included in the Resale Prospectus beginning on page 37;

•	references in the SPO Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus; and

The registrant has included in this Registration Statement, after the financial statements, alternate pages to reflect the foregoing differences.

TABLE OF CONTENT

Page

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2-5
THE OFFERING	6-7
RISK FACTORS	11-17
USE OF PROCEEDS	17
DILUTION	17-18
DIVIDEND POLICY	19
PLAN OF DISTRIBUTION	19
BUSINESS	19-24
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS BUSINESS	24-32
DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION	32-33
MANAGEMENT	33
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34-35
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS	35-36
DESCRIPTION OF CAPITAL STOCK	36-39
SHARES ELIGIBLE FOR FUTURE SALE	39
TAXATION	39-43
LEGAL MATTERS	43
EXPERTS	43
WHERE YOU CAN FIND ADDITIONAL INFORMATION	43
FINANCIAL STATEMENTS	a
PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS	a
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	a
INDEMNIFICATION OF DIRECTORS AND OFFICERS	a
RECENT SALES OF UNREGISTERED SECURITIES	a-b
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	b
UNDERTAKINGS	b-c
SIGNATURE	d
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	e
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	j-v
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	w
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	dd-pp

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission. Under this registration statement, the selling stockholders named in this prospectus or any supplement to this prospectus may sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. To the extent appropriate, we may provide a prospectus supplement that contains specific information about the terms of the offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference” and the additional information described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” on page 11 to 17 and “Forward-Looking Statements” right below.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. In addition, the management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Form 10-K/T for the transition period from May 1, 2019 to December 31, 2019, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Vivic” refer to Vivic Corp. unless the context otherwise indicates. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” on page 11 to 17 and “Financial Statements”. All dollar amounts refer to US dollars unless otherwise indicated.

Corporate Information

The Company’s executive office is located at No. 19, Jianping 3rd St., An Ping District., Tainan City 708, Taiwan and its telephone number is 886-6-2995233.  The Company’s registered office is located at 187 E. Warm Springs Rd., Suite B450 Las Vegas, NV. 89119.  Its telephone number is 702-899-0818 and its website is www.vivic.biz.  Information contained on or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this Prospectus.

Business Overview

We were incorporated on February 16, 2017 in the State of Nevada. We were initially a travel agency. Starting December 27, 2018 with the change of management, we expanded our business operations to include the operation of maritime tourism in China and Taiwan. We acquired Guangzhou Monte Fino Yacht Co., Ltd, a Chinese limited liability company, in October 2019 to carry out business operation in China. Guangzhou Monte Fino Yacht Co., Ltd later changed its name to Khashing Yachts Industry (Guangdong) Limited (“Khashing Guangdong”).  Khashing Guangdong has been our major business operating entity in China. It holds an exclusive license to use Kha Shing Enterprise Company’s brand name “Monte Fino” in China.

we currently carry out the following business operations in China and Taiwan:

(1)Development and operation of yacht marina. We have leased and operated a yacht marina in Wenzhou, China.

(2)We developed and operated an online platform “Joy Wave” to provide yacht rental and time-share services in China.

(3)We provided consulting services to other yacht marina operators related to the planning, marketing and operating of yacht marinas

(4)Early-stage research and development of all electric boats.

Development and operation of yacht marinas

Development and operation of yacht marinas in China is our long-term business objective. Currently we are still at the early development stage of this line of business. On November 30, 2020, our China subsidiary Kahshing Guandong entered into Wenzhou Yangfushan Marina Leasing Contract to lease and operate Wenzhou Yangfushan Yacht Marina. Under this agreement, we leased Wenzhou Yangfushan Marina from its landowner and developer for a term of 8 years. We will assume the full management and operation of this yacht marina and receive all the revenues generated from it. Under the contract, we shall pay to the landowner and the developer a fixed annual lease fee and percentage of the operating revenue.  The services we provided at this marina will include yacht chartering, wedding photography, marina advertising, sailing events, yacht training, yacht sales, electric boat bases, etc. At the same time, a membership system will be adopted so that members can enjoy various membership benefits.

“Joy Wave” online platform

Through Khashing Guangdong, we developed and operated an online platform named “Joy Wave”(享浪) to provide yacht time-share, rental and charter services. Yacht owners can add their yachts onto Joy Wave for rental while customers can use the platform to book yachts. We are still developing the smartphone app for this web platform. Joy Wave is an essential platform to support our marina development and operation business. The platform has been tested in Guangzhou , Xiamen and Shenzhen, China.  It will be expected to expand to Wenzhou and Haikou by the end of 2021.

Consulting Services

We provide consulting services to other developers and operators of marinas related to the planning, marketing and operating of yacht marinas. We assist marina operator clients to promote their products through marketing channels, help to build customer relationships and increase brand loyalty and awareness. We help clients to develop marketing plan and packaging procedure. We also help clients evaluate their business performance to effectively control their manpower and costs. Instead of paying on a percentage of the total transaction, our clients pay a fixed monthly fee for our service. Please see the service agreement with Everest Capital Corporation in attachment. We introduce clients to the internet platform and assist them with broadcasting their business to the platform.  We use our experience and technology on the network platform to help our clients expand their customer base.

We have provided the consulting services to Kinmen Marina in Taiwan. We utilize our experiences in marina design and operation to conduct preliminary planning through on-site surveys, and utilize our local connections to help the client develop and construct the Kinmen Marina.

Early-stage Research and Development of All-Electric Boats

Starting August 2020, we started the research and development of all-electric boats.  We have developed several prototypes and are still the in the process of improving the technology for future commercial production. Since our electric boat R&D is still at the early stage and also due to the impact of COVID-19 pandemic, we don’t anticipate that commercialization and production of our electric boats will occur in near future.

Industry Overview

We carried out business operations mainly in Taiwan and China. Therefore, the industry overview is primary regarding Taiwan and Chinese markets.

Overview of Taiwan's yacht industry

Based on the information found in Chapter 7 Yachts in The Law of Ships by Taiwan Ministry of Transportation and Communications and Taiwan Shipbuilding Industry Association and Wikipedia, yacht manufacturing in Taiwan began from 1958 to the 1990s. It was started by the introduction of the US military in Taiwan and the combination of domestic sampan manufacturers. Later, foreign customers used yacht design drawings to find domestic manufacturers to accept orders and import glass fibers from abroad. Some manufacturers directly purchase design drawings from customers for mass production to reduce costs, and profits increased after the rapid growth of orders. Because domestic manufacturers only focused on OEM production in the industrial chain in the 1990s, the main market for yachts started shrinking. Yacht manufacturers have begun to diversify the market and seek technological upgrades, as well as to strengthen customization and increase added value. From 2000 to 2011, Taiwan’s yacht manufacturers began to conduct strategic alliances and improve the infrastructure of manufacturing engineering. This led to the development of larger markets such as customization and mega yachts. Those yachts include fiberglass yachts, luxury yachts, customized medium and large power yachts, and high-end custom sailing boats. The yachts range from 38 feet to 150 feet, and most of them are luxury yachts from 60 feet to 80 feet.

The standards of environmental protection have been increasing in recent decades.  For example, The European Union and International Maritime Organization (“IMO”) has been implementing the new marine engine emission standards since 2008.  The yachts with traditional diesel engines produce massive waste and lead to environmental pollution.  Nowadays, the lithium battery with its clean energy is prevailing in the electric yachts industry.  As they are eco-friendly, these liquified natural gas (“LNG”) yachts and electric yachts are the latest favorites in the market.  Because electric yachts are made with zero-emission and low-noise level engines, they can easily meet energy-saving and emission control requirements.  The trading volume of electric yachts increased tremendously in last decades. As yachts batteries and hybrid yachts become more advanced, the industry of electric yachts will continue its growth after 2020. We believe that eventually all-electric boats and yachts will completely replace their gasoline or diesel-powered counterparts, especially in the rivers, lakes, and coastal waters. The demand for the less polluting ships in Taiwan, China, South East Asia, and Europe are particularly high as there are millions of gasoline or diesel-powered ships in use in these regions and have caused severe pollution to their waters.

However, one issue should be borne in mind that electric yachts replacing traditional diesel yachts is a continuing process.  Both should be co-existed for a long time, like the motor vehicle with new-energy engine and the traditional one.

There are ginormous potential markets for electric yachts in the Asian countries including Japan, Taiwan, PRC, and the Middle East countries.   There are 400,000 yachts and skiffs in Japan and mostly are fishing boats.  The skiffs are equipped with battery electric or hybrid module for efficiency.  Further, the buyers of small-sized yachts are more price-conscious.  Electric yachts will cut the costs down.  Japan has more potentials in product update in the future.  The Asian countries, like Taiwan and PRC, and the Middle East countries are emerging markets of yachts.  They are the right places for launching new products.   For our marketing strategy, new products are used for capturing the new market share and increasing the existing market share.

For yacht marketing activities, the size of exhibitions reveals the tremendous potential in the Asian markets.  The yacht exhibition Singapore is the largest one in Asia.   Only 11 yachts participated in the yacht exhibition Singapore 2011. Favorably, approximate 100 exhibitors joined the same in 2019, more than 80 yachts participated and attracted over 16,000 people entered into it.  The number of yachts participated in this exhibition approximately 8 times increased from the one in 2011.  This reflects high growth rate in the Asian yacht markets.

There are different needs from different Asian yacht markets.  The high-GDP groups in Hong Kong and PRC become the potential growth markets for yacht industry.   However, there is great divergence among the Asian and Western customers regarding the yacht specifications.   Asian markets focus on the size instead of the number of functional areas of yachts.  It is because they normally cruise with short-distance in day time but not long-distance at night.   Therefore, there are a lot of works to be accomplished for developing the markets.  Catamarans are popular in the Asian countries because they provide more spacious areas with stable navigation.  They are also able to access to the shallow water for more fun.

In the research “Global Electric Boats, Small Submarines and Autonomous Underwater Vehicles (AUV) 2015-2024 – Forecasts, Players, Opportunities” from an international market research company, Research and Markets, it shows that the market of marine electric vehicles will rapidly grow due to the new capability, affordability and legislation banning or restricting internal combustion engines.  The electric water craft will increase from $2.6 billion in 2013 to $7.3 billion in 2024 (quote from Research and Markets).  It is approximate RMB 45.31 billion.  The prospect in the electric boats is optimistic.

Overview of China's yacht industry

Yacht Manufacturing

According to the statistics in the "China Yacht Industry Development Summary Report" of Shanghai Shipbuilding Industry Association and China Shipbuilding Industry Association Boat Branch, China’s yacht industry started in the 1950s and experienced a slow development process for decades. The initial development of the yacht industry did not appear until the beginning of this century. Based on the development and construction of leisure (or household) yachts, the development of China's yacht industry is divided into the following four stages:

The first stage, the introduction of FRP technology, digestion, and absorption stage (late 1950s-60s)

The second stage is the stage of laying the technical foundation for OEM export of OEM processing (in the early 1980s-90s of the 20th century).

The third stage is the development stage of yacht manufacturing driven by market demand at home and abroad (from the late 1990s to 2008).

The fourth stage, the possible rise of opportunities caused by the financial turmoil (from 2008 to the present)

As of 2010, there were more than 370 yacht manufacturing companies in the Mainland, and more than 30 companies with an output value of more than 10 million yuan. These companies are mainly concentrated in Shenzhen, Shanghai, Qingdao, Tianjin, Xiamen, Zhuhai and other cities. In 2017, Taiwan's export volume of mega yachts ranked first in Asia and fifth in the world. Exported 120 mega yachts with a total value of 200 million U.S. dollars. Taiwan has firmly established itself as a leader in the production of mega yachts in Asia. Because of this, many Chinese yacht manufacturers use Taiwan’s managers and designs.

According to the China's Yacht Industry Report 2016-2021 (DUBLIN, April 06, 2017 /PRNewswire), manufacturing costs of yachts is 20% to 30% lower in China than that in Europe or North American countries. The yacht market is expected to remain an annual growth rate of over 10% because of the increasing high-income earners and yacht registration policies in China in the next few years.

Yacht Sale

According to the statistics of the article "The current situation of China's yacht industry in 2019, changes in consumption concepts, and the prospects for yacht consumption" by Huajing Information Network (huaon.com), with the rapid economic development and the improvement of living standards, some coastal cities in China already have the economic conditions to consume yachts. As such, the development of the yacht industry is entering a golden age. In 2018, China’s yacht production reached 2010, of which the luxury yacht market sales were approximately RMB 5.11 billion, accounting for 44.6% of the entire yacht industry, with an average annual growth rate of more than 30%. In 2018, the total number of Chinese yachts reached 22,060, and it is estimated that by 2025, the total number of Chinese yachts will reach 163,510. According to customs data, China’s yacht exports in 2017 were US$258 million, an increase of 24.1%, and imports also increased by 24.1% year-on-year to US$218 million. In 2018, the import volume of Chinese yachts fell by 47% compared with the previous year, but the value of imports increased by 47% compared with the previous year. The unit price of imported yachts reached a record high, reaching 75,300 US dollars per yacht.

Marina and Yacht Club

In terms of yacht marinas and clubs, the yacht industry is highly emphasized by many local governments as an emerging industry and that they have high hopes for and regard its development as a benchmark for urban success. According to CCYIA statistics, China currently has 149 yacht clubs, 93 of which are registered with the National Maritime Safety Department. There are 12,000 berths and 2,700 open-air berths on the land. China has a total of 11,184 miles of coastline, 6,530 islands, 8,700 miles of island coastline, and many rivers and lakes. This provides vast natural resources for yacht development, and because southern China is not affected much by the seasonal climate, visitors are able to enjoy the unique geographical conditions the coast has to offer.

Competitive Strengths

We face strong competition from well-established companies and small independent companies. We may be at a competitive disadvantage in obtaining the facilities, employees, financing, and other resources required to provide our services and products to customers. Our opportunity to obtain customers may be limited by our financial resources and other assets.

We believe we have the following competitive strengths. Some of our competitors may have these or other competitive strengths.

Experienced management team: Our management teams have many years of experiences in yacht and marina industry and their experiences allow us to grow our business more efficiently.

Strong relationship with Kha Shing Enterprise Company, an internationally recognized yacht manufacturer. Kha Shing Enterprise Company is one of the leading yacht manufacturers in Taiwan and has high reputation in Taiwan, China and other countries. Having strong relationship with Kha Shing Enterprise allows us to be able to grow our business with the strong support from Kha Shing’s expertise and resources.

Our Challenges and Risks.

We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 11 of this prospectus before purchasing our common shares. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common shares could decline and you could lose some or all of your investment. These risks include, among others, the following:

(1)The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.

(2)We rely on contracts with the PRC and Taiwan government to use land. If the PRC or Taiwan revokes our land use rights, we would have no operational capabilities or ability to conduct our business.

(3)We are subject to PRC and Taiwan laws and regulations. Changes in the laws, regulations or current policies of the PRC and Taiwan could negatively affect our ability to conduct our business or eliminate certain tax-related benefits that we enjoy.

These and other risks are discussed more fully in the section of this Prospectus “Risk Factors” on page 11 to 17.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•

the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period.

THE OFFERING

Securities offered by us:	10,000,000 shares of our common stock, par value $ 0.001 per share. (1)

Offering price:	$1.00

Duration of offering:	12 months

Net proceeds to us:

$10,000,000 assuming the maximum number of shares sold.  Such $10,000,000 in net proceeds does not account for the offering expenses in this offering.  For further information on the Use of Proceeds, see page 17.

Market for the common shares:

Our common stock is already traded on the OTCQB market or the OTC market. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	25,401,942

Shares outstanding after offering:	35,401,942 (assuming all 10,000,000 shares are sold)
Transfer Agent	Dynamic Stock Transfer, Inc. 14542 Ventura Blvd., Suite 205 Sherman Oaks, CA 91403

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” on page 11 to 17.

(1) We are also concurrently registering for resale under a separate prospectus up to 10,986,204 common shares held by the selling shareholder named under the prospectus. None of the shares is being offered by us and we will not receive any proceeds from the

Summary of Consolidated Financial Information

The following summary of financial information includes the data from the unaudited consolidated Balance Sheets as of March 31, 2021 and 2020 and the audited consolidated Balance Sheets as December 31, 2020 and December 31, 2019, and from the unaudited consolidated Statements of Operations for the quarter ended March 31,2021 and March 31, 2020 and the audited consolidated Statement of Operations for the years ended December 31, 2020 and December 31, 2019.  We have changed the fiscal year end from April 30 to December 31 in 2019.  You should read them in conjunction with the related notes in our Form 10-Q for the quarters ended March 31, 2021 (unaudited), the Form 10-K for the year ended December 31, 2020 (audited) and the Form 10-K/T for the transition period from May 1, 2019 to December 31, 2019 and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

	As of March 31, 2021 (Unaudited)	As of March 31, 2020 (Unaudited)	As of December 31, 2020	As of December 31, 2019
	$	$	$	$
Balance Sheets
Cash and cash equivalents	592,352	325,240	504,179	562,503
Total Assets	1,302,807	740,181	881,685	851,699
Total Liabilities	1,626,778	986,683	733,675	1,023,560
Total Shareholders' Equity / (Deficit)	(323,971)	(246,502)	148,010	(171,861)

	For the quarter ended March 31, 2021 (Unaudited)	For the quarter ended March 31, 2020 (Unaudited)	For the year ended December 31, 2020	For the year ended December 31, 2019
	$	$	$	$
Statement of Operations
Revenue	19,194	111,877	243,508	428,340
Cost of revenue	(8,012)	(5,158)	(3,913)	(13,899)
Total operating expenses	(279,856)	(176,347)	(1,261,761)	(448,792)
Total other income / (expenses)	(1,127,270)	(373)	34,642	(298,771)
Income tax expenses	-	(9,329)	-	(29,122)
Net loss	(1,395,944)	(79,330)	(987,524)	(362,244)
Net income / (loss) attributable to non-controlling interest	(30,015)	(6,465)	(31,807)	(12,211)
Net income / (loss) attributable to Vivic Corp.	(1,365,929)	(72,865)	(955,717)	(350,033)
Other Comprehensive income / (loss)	17,170	4,689	(921)	(1,319)
Comprehensive income / (loss)	(1,348,759)	(68,176)	(956,638)	(351,352)
Net income / (loss) per share - Basic and Diluted	(0.09)	(0.00)	(0.06)	(0.01)
Weighted average common share outstanding
- Basic and Diluted	17,536,463	32,363,200	15,989,299	65,548,624

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus. Some of these risks relate principally to the Offering, while others relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the trading price of our common stock, if and when a market for our common stock develops, could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business

We may not be able to compete effectively against our competitors.

We face competition from well-established companies and small independent companies. We will be at a competitive disadvantage in obtaining the facilities, staffing, financing and other resources required to provide our services and products to customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. Our main competitors in marine tourism likely are Jetpon Yacht Club, Lucky Bay Yacht Club and Ocean Blue Hatch Company.

We also face keen competition in the prospective business that we intend to engage, including manufacture and sales in energy-saving engines and yachts, marina development and operation. In the energy-saving engines business, we believe that our main competitors are ERIC Boating, HENSEN Yacht Company and Ikung Yacht Company. In the marina development and operation business, our main competitors likely are Seven Star Marina in Shenzhen, Shenzhen Bay Yacht Marina and Wuyuan Bay Yacht Marina. In the yacht manufacturing business, our main competitors likely are Jetpon Yacht Club, HAISEA Yacht Company and HENSEN Yacht Company.

Many of our main competitors are well-established companies with reputation in the respective industries. Therefore, there is no assurance that we will be able to effectively compete against those competitors.

Declines or disruptions in the tourism industry generally could reduce our revenues.

We strongly rely on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. Also, due to the nature of our business, we may be subject to liability claims arising out of accidents or disasters causing injury to our customers, including claims for serious personal injury or death. There can be no assurance that we will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against us of one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect our business, financial condition, and results of operations.

The lack of intellectual property protection might cause adverse impact to our business

We already have a trademark in China and will continue the process of applying trademarks in Taiwan and US.  There is no assurance that the trademark registration can be obtained timely.

Our lack of revenues and limited operations cause us unable to afford to establish an audit committee.

We are unable to afford establishing an audit committee due to limited operations and lack of revenue.

We may require additional capital to fund the expansion of our business, and our inability to obtain such capital could harm our business.

To support our expanding business, we must have sufficient capital to continue to make significant investments in our existing products and advertising. We cannot assure you that cash generated by our operations will be sufficient to allow us to fund such expansion. If cash flows from operations are not sufficient, we may need additional equity or debt financing to provide the funds required to expand our business. If such financing is not available on satisfactory terms or at all, we may be unable to expand our business or to develop new business at the rate desired and our operating results may suffer. Debt financing increases expenses, may contain covenants that restrict the operation of our business, and must be repaid regardless of operating results. Equity financing, or debt financing that is convertible into equity, could result in additional dilution to our existing stockholders.

Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies may require us to delay, scale back or eliminate some or all our operations or the expansion of our business, which may have a material adverse effect on our business, operating results, financial condition, or prospects.

We don’t have any substantial asset in the United States and may not be able to own substantial assets in the United States in the near future.

As a Nevada corporation, we plan to be able to carry out business in the United States eventually. However, currently we don’t have any substantial assets in the U.S. and we may not be able to own any substantial assets in the near future. Lack of substantial assets will make it difficult for us to launch business operations and delay the execution of our business plans in the U.S.

If our land use rights are revoked, we would have no operational capabilities or ability to conduct our business.

Under PRC law, land is owned by state or rural collective economic organizations. The State issues tenants the rights to use property. Rights to use property can be revoked and tenants can be forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted broadly and the process of land appropriation may be less than transparent. We rely on these land use rights as the cornerstone of our operations, and the loss of such rights would have a detrimental effect on our business.

COVID-19 pandemic might cause significant impact to our business operations

Our business had been adversely affected by the outbreak of the COVID-19 pandemic. Both China and Taiwan governments have imposed various strict measures including, but not limited to, travel restrictions, mandatory quarantine requirements, and postponed resumption of business operations. Considering the features of our business in the tourism and recreation industries, we have been experiencing business downturn due to the COVID-19 pandemic outbreak.  Further, COVID-19 pandemic leads to worldwide health crisis, it has been harmfully influencing the global economy and financial markets. the COVID-19 pandemic has not been effectively controlled so far, our businesses, results of operations and net loss in 2021 may be worse than that in 2020 and 2019

We may require additional capital to fund the expansion of our business, and our inability to obtain such capital could harm our business.

To support our expanding business, we must have sufficient capital to continue to make significant investments in our existing products and advertising. We cannot assure you that cash generated by our operations will be sufficient to allow us to fund such expansion. If cash flows from operations are not sufficient, we may need additional equity or debt financing to provide the funds required to expand our business. If such financing is not available on satisfactory terms or at all, we may be unable to expand our business or to develop new business at the rate desired and our operating results may suffer. Debt financing increases expenses, may contain covenants that restrict the operation of our business, and must be repaid regardless of operating results. Equity financing, or debt financing that is convertible into equity, could result in additional dilution to our existing stockholders. Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies may require us to delay, scale back or eliminate some or all our operations or the expansion of our business, which may have a material adverse effect on our business, operating results, financial condition, or prospects.

Our growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our success will depend in part upon management’s ability to manage growth. To do so, we must continue to hire, train, and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing, and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

The inability to inspect may prevent the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures since our auditors come from Hong Kong rather than the United States.

Public company auditors are required by law to undergo regular Public Company Accounting Oversight Board, or PCAOB, inspections to assess their compliance with U.S. law and professional standards in connection with their audits of public company financial statements filed with the SEC. Due to the position taken by the authorities in China, the PCAOB was prevented from conducting inspections of certain registered firms in Hong Kong to the extent that their audit clients had operations in China. The inability of the PCAOB to conduct inspections of auditors in the PRC makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

The Company’s auditor HKCM CPA & Co., Certified Public Accountants is subject to PCAOB inspection. The auditor was inspected in 2010 and the corresponding inspection report was issued under the name of HKCMCPA Company Limited. The most recent inspection report has been issued in 2014.

Because our auditor is located in Hong Kong and we have operations in China, in the event that PCAOB becomes unable to inspect the audit work and practices of our auditor, our investors in U.S. markets who rely on audit reports from our auditor will be unable to factor the publicly reported findings of regular recurring PCAOB inspections of audit firms and their quality control practices into their decision making processes.

Risks Related to Our Industry

We might not be able to receive the applicable governmental approval for the land use and the construction of marinas which might cause us unable to carry out our marina business

Since our current marina projects are all in China and China requires government approval for the land use and construction of marinas, if we are unable to receive all the required approvals, we might not be able to start the marina development and may not be able to carry out our marina business operations.

Weather conditions and natural disasters may have severe impact on our business operations and cause damage to our business

The entire yacht and marina industry is significantly affected by natural disasters and weather conditions. In the cold weather season, overall customer consumption will be reduced. Weather conditions of natural disasters can also affect our business performance. For example, drought can bring risks to shipping, hurricanes or other storms can also cause operational interruptions, or damage ships and dock facilities.

Risks Related to Doing Business in the PRC

Lack of experienced professionals might cause us unable to find adequate workforce to fulfill our demand.

Currently, even though there is a growing yacht industry in China, there are not enough professional personnel to manage these specialized services. Furthermore, there are no companies that focus on training these essential personnel. The personnel in the marina management, yacht service, event planning, repair and maintenance do not meet the high demand of the yacht services.

Uncertainties with respect to the PRC legal system could adversely affect us and we may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. Because these laws and regulations are relatively new, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, sometimes we may not be aware of our violation of these policies and rules until sometime after violation.

The PRC government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation, and trade. However, their experience in implementing, interpreting, and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the PRC legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition, and results of operations.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our shareholders.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Your ability to bring an action against us or against our directors and officer, or to enforce a judgment against us or them, will be limited because we conduct all our operations in the PRC and because all our directors and the majority of our officers reside outside of the United States.

We are a company in Nevada but all our assets are located outside of the United States. All our current operations are conducted in the PRC and Taiwan. In addition, all our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts’ judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom are residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. Therefore, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Risks Related to Doing Business in Taiwan

1.Political Issue

Taiwan is surrounded by sea and the coastline is curved long.  The population density is high around the west coast and Taiwan Strait.  The Taiwan vessels are allowed to cruise offshore only on the west coast due to the political issue between Taiwan and PRC.  It harmfully influences the accessibility of Taiwan vessels along the west coast and sea tourism eventually.

2.  Consumer Prospect

Most consumers do not well understand the luxury yachts market and are price-conscious in the past. As a result, the sightseeing boats with high-carrying capacity are targeted. The operating costs between luxury yachts and sightseeing boats are hugely different. More educational and promotional activities should be launched to arouse potential consumers how the luxury yachts valued for money.

3.  Climate Issue

Taiwan is located in the subtropical and tropical areas with typhoons in Summer and strong seasonal wind in Winter normally.  Therefore, the sea tourism in Summer and Winter is adversely affected.  Intense sales and marketing activities are required.

4.  Competition

The government of Taiwan maintains a favorable stance on the development of the yacht industry. As such, the continued investments in yacht related businesses and marina infrastructure by the government has led to fierce competition among the companies here. Due to the limited number of ports along the coastline, additional effort and funds will be required to capture market share.

Risks Related to Ownership of Our Common Stock

We are offering 10,000,000 common stock without an underwriter and may be unable to sell any shares. We are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and sole director, who will receive no commissions. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 10,000,000 shares. The Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 10,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.   As the company is still in its infancy and weathering the effects of the COVID-19 pandemic, our major shareholders agreed to provide sufficient funding for company operations if needed.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such an event it may be difficult to sell your shares. We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of the date of this prospectus, the Company had 25,401,942 shares of common stock outstanding. Accordingly, we may issue up to an additional 10,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Investors and financial professionals should consider the potential risks related to the PCAOB’s lack of access to inspect PCAOB-registered accounting firms in China. Also, the SEC, U.S. Department of Justice (“DOJ”) and other authorities often have substantial difficulties in conducting investigations and inspections or in bringing and enforcing actions against non-U.S. persons, including company directors and officers, in certain emerging markets, including China.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our common shares may view as beneficial.

We have adopted a dual-class share structure such that our shares consist of common shares and Preferred Shares. In respect of matters requiring the votes of shareholders, each common share is entitled to one vote and each Preferred Share is entitled to fifty (50) votes. Each Preferred Shares may be converted into ten (10) common shares by its holder.

We have authorized 5,000,000 Preferred Shares and Honetech Inc, a Samoa company, beneficially owns all of the 832,000 issued and outstanding Preferred Shares. Mr. Yun-Kuang Kung through the appointment by Honetech Inc, exercise the voting power of these preferred stock. Therefore, Honetech Inc and Yun-Kuang Kung both control 41,600,000 votes, which constitute approximately 54.7% of the aggregate voting power of the Company assuming we are able to successfully sell all the 10,000,000 shares registered in this Registration Statement.

As a result of this dual-class share structure, the holder of our Preferred Shares will have concentrated control over the outcome of matters put to a vote of shareholders and have significant influence over our business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. The holder of Preferred Shares may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the common share. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of common shares may view as beneficial.

Our common shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our common shares may not develop or be sustained.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our common shares, the price of our common shares and trading volume could decline.

Any trading market for our common shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common shares and the trading volume to decline.

The market price for our common shares may be volatile.

The trading price of our common shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our common shares, regardless of our actual operating performance.

The market price for our common shares may be volatile and subject to wide fluctuations due to factors such as:

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	our capability to catch up with the technology innovations in the industry;

●	changes in the economic performance or market valuations;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB, NTD and the U.S. dollar; and

●	general economic or political conditions in Taiwan and China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common shares.

 Volatility in our common share price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of common shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

USE OF PROCEEDS

Our public offering of 10,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. There is no assurance that we will raise $10,000,000 in full.

We plan to use the proceeds from the offering as our working capital to support our yacht operations and the development of all electric vessels, including recruiting more qualified staff, developing more electric vessel prototypes and carrying out more testing.

The information above involved planning and anticipation and there is no guarantee that they will be completely achieved in future.

This registration statement also registers 10,986,204 shares of common stock to be sold by Selling Shareholders. Selling Shareholders will sell the shares by themselves and we will not receive any proceeds from the sale of these shares.

Determination of the offering price

The offering price of the 10,000,000 shares being offered does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Our common stock has been quoted on the OTCQB under the symbol “VIVC.” On May 31, 2021, the last reported sales price per share of common stock as reported on the OTCQB was $1.90. Prior to this Offering, there has only been a limited market for our common stock. Because there has not been an effective trading market of substance for our common stock to date, however, the offering price for shares offered hereby may not necessarily reflect the last reported sale price for our common stock or the market price of our common stock following the Offering.

DILUTION

The price of our offering in this prospectus of 10,000,000 shares is fixed at $1.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets and par value of preferred shares from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase may be a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2021 (unaudited), the total shareholders’ deficit of Vivic Corp. is $100,848 and preferred stock is $832, the capital contribution is $1,829,824, which included share capital of the common stock issued and outstanding $24,939 and additional paid-in capital $1,804,885, the number of common stock outstanding is 24,939,054.  It is assumed that the offering

expenses is 1% on new offering capital contribution.   The dilution calculation below is based on the information as of March 31, 2021.

Existing Stockholders if all of the Shares are Sold
Price per share	$1
Net tangible book value / (deficit) per share before offering	-$0.004
Pro forma net tangible book value per share after the offering	$0.280
Increase to present stockholders in net tangible book value per share after offering	$0.284
Capital contribution	$1,829,824
Number of shares outstanding before offering	24,939,054
Number of shares outstanding after offering	34,939,054
Percentage of ownership after offering	71.38%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$1
Dilution per share	$0.720
Pro forma net tangible book value per share after the offering	$0.280
Capital contribution	$10,000,000
Percentage of capital contribution	84.53%
Number of shares after offering held by public investors	10,000,000
Percentage of ownership after offering	28.62%

Purchasers of Shares in this Offering if two-thirds of Shares Sold
Price per share	$1
Dilution per share	$0.794
Pro forma net tangible book value per share after the offering	$0.206
Capital contribution	$6,666,667
Percentage of capital contribution	78.46%
Number of shares after offering held by public investors	6,666,667
Percentage of ownership after offering	21.09%

Purchasers of Shares in this Offering if one-third of Shares Sold
Price per share	$1
Dilution per share	$0.887
Pro forma net tangible book value per share after the offering	$0.113
Capital contribution	$3,333,333
Percentage of capital contribution	64.56%
Number of shares after offering held by public investors	3,333,333
Percentage of ownership after offering	11.79%

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

PLAN OF DISTRIBUTION

We have 25,401,942 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 10,000,000 shares of its common stock for sale at the price of $1.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  Our officers will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.   Further, our current officers are not, nor have he been within the past 12 months, a broker or dealer, and they are not, nor have he been within the past 12 months, an associated person of a broker or dealer. will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In addition, it is expected that these 10,000,000 shares of common stock offered will be marketed to our business associates and/or clients.  The potential investors mainly come from China, Taiwan, Asian countries and other countries across the globe.  The allocation ratio has not been determined for now.   Further, the common stock may not be completely sold.

This registration statement also registers 10,986,204 shares of common stock to be sold by Selling Shareholders. Selling Shareholders will sell the shares by themselves and we will not receive any proceeds from the sale of these shares.

Terms of the Offering

The shares will be sold at the fixed price of $1.00 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

BUSINESS

We were incorporated on February 16, 2017 in the State of Nevada.  In addition to the US administrative office, we also have business offices in Taiwan and China. We were initially a travel agency that organized individual and group tours in the Dominican Republic. Yoel Rosario Duran was the initial Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Board Director. Dmitriy Perfilyev was the initial the Secretary of the Company. On December 27, 2018, Honetech Inc., a Samoa company, acquired the controlling percentage of our issued and outstanding stock from Yoel Rosario Duran and Dmitriy Perfilyev and became the controlling stockholder of the Company .  Yoel Rosario Duran and Dmitriy Perfilyev resigned from all positions they held in the Company. Wen-Chi Huang, Kuen-Horng Tsai, Cheng-Hsing Hsu and Huilan Chen became board directors, and Yun-Kuang Kung became CEO. On November 1, 2019, Liu-Shiang Kung Hwang was appointed as a Board Director.  On July 9, 2020, Wen-Chi Huang, Kuen-Horng Tsai, Yun-Kuang Kung,Liu-Shiang Kung Hwang and Huilan Chen no longer served as the board directors and officers of the Company.  Shang-Chiai Kung was appointed as the Chairman of the Board, Board Director, President and Chief Executive Officer.

Starting December 27, 2018 with the change of management, we expanded our business operations to include the operation of maritime tourism in China and Taiwan. We acquired Guangzhou Monte Fino Yacht Co., Ltd, a Chinese limited liability company, in October 2019 to carry out business operation in China. Guangzhou Monte Fino Yacht Co., Ltd later changed its name to Khashing Yachts Industry (Guangdong) Limited (“Khashing Guangdong”).  Khashing Guangdong has been our major business operating entity in China. It holds an exclusive license to use Kha Shing Enterprise Company’s brand name “Monte Fino” in China.

we currently carry out the following business operations in China and Taiwan:

(1)Development and operation of yacht marina. We have leased and operated a yacht marina in Wenzhou, China.

(2)We developed and operated an online platform “Joy Wave” to provide yacht rental and time-share services in China.

(3)We provided consulting services to other yacht marina operators related to the planning, marketing and operating of yacht marinas

(4)Early-stage research and development of all electric boats.

Development and operation of yacht marinas

Development and operation of yacht marinas in China is our long-term business objective. Currently we are still at the early development stage of this line of business. On November 30, 2020, our China subsidiary Kahshing Guandong entered into Wenzhou Yangfushan Marina Leasing Contract to lease and operate Wenzhou Yangfushan Yacht Marina. Under this agreement, we leased Wenzhou Yangfushan Marina from its landowner and developer for a term of 8 years. The marina has 18 berths that can fit yachts up to 60 feet, and can provide temporary berths of 115 feet. At the same time, the marina also has a 2100 square feet office space that can be used for management and sailing training. There is another 21,000 square feet space for event rental. We will assume the full management and operation of this yacht marina and receive all the revenues generated from it. Under the contract, we shall pay to the landowner and the developer a fixed annual lease fee and percentage of the operating revenue.  The services we provided at this marina will include yacht chartering, wedding photography, marina advertising, sailing events, yacht training, yacht sales, electric boat bases, etc. At the same time, a membership system will be adopted so that members can enjoy various membership benefits.

Wenzhou Yangfushan Marina Leasing Contract

As the sole effective marina lease and operating agreement, Wenzhou Yangfushan Marina Leasing Contract (“Wenzhou Agreement”) is particularly important to our marina business. Our Chinese operating subsidiary Khashing Guangdong entered into the Wenzhou Agreement on January 15, 2021 with Wenzhou Urban Construction Investment Co., Ltd (“Wenzhou Urban”)  and Wenzhou Liangye Environmental Technology Co., Ltd (“Wenzhou Liangye”).

Under the Wenzhou Agreement, we will lease the Yangfushan Marina for 8 years and pay lease fee on annual base. In addition, we will split the revenues from the marina operations with Wenzhou Urban and Wenzhou Liangye as follows:

(1)Advertising revenue:  We shall co-sign any advertisement contracts with Wenzhou Urban and will pay a percentage of the advertisement revenue to Wenzhou Urban and Wenzhou Liangye. We are required to pay a minimum amount to Wenzhou Urban and Wenzhou Liangye in the event that the revenue we generate from advertisement does not meet the minimum requirement.

(2)Revenue from sailboat training program: We are responsible for the management and operation of sailboat training program. We will pay a percentage of the sailboat training revenue to Wenzhou Urban. We are required to pay a minimum amount to Wenzhou Urban in the event that the revenue we generate from sailboat training program does not meet the minimum requirement.

(3)We retain all operating revenue generated from the berth.

(4)We are responsible for the utilities cost associated with the operation of marina.

“Joy Wave” online platform

Through Khashing Guangdong, we developed and operated an online platform named “Joy Wave”(享浪) to provide yacht time-share, rental and charter services. Yacht owners can add their yachts onto Joy Wave for rental while customers can use the platform to book yachts. We are still developing the smartphone app for this web platform.

Joy Wave is an essential platform to support our marina development and operation business. After a marina is built, customers will pay the charter and parking fees through the platform and book marine tourism products. Moreover, features on the program allow multiple members to purchase yacht by crowdfunding and then list their yacht for rental and lease on our platform. Users are able to receive referral fee if they refer others to join the membership.

The platform has been tested in Guangzhou, Xiamen and Shenzhen, China.  It will be expected to expand to Wenzhou and Haikou by the end of 2021.

Consulting Services

We provide consulting services to other developers and operators of marinas related to the planning, marketing and operating of yacht marinas. We assist marina operator clients to promote their products through marketing channels, help to build customer relationships and increase brand loyalty and awareness. We help clients to develop marketing plan and packaging procedure. We also help clients evaluate their business performance to effectively control their manpower and costs. Instead of paying on a percentage of the total transaction, our clients pay a fixed monthly fee for our service. Please see the service agreement with Everest Capital Corporation in attachment. We introduce clients to the internet platform and assist them with broadcasting their business to the platform.  We use our experience and technology on the network platform to help our clients expand their customer base.

We have provided the consulting services to Kinmen Marina in Taiwan. We utilize our experiences in marina design and operation to conduct preliminary planning through on-site surveys, and utilize our local connections to help the client develop and construct the Kinmen Marina.

Early-stage Research and Development of All-Electric Boats

Starting August 2020, we started the research and development of all-electric boats.  We have developed several prototypes and are still the in the process of improving the technology for future commercial production. Since our electric boat R&D is still at the early stage and also due to the impact of COVID-19 pandemic, we don’t anticipate that commercialization and production of our electric boats will occur in near future.

Industry Overview

We carried out business operations mainly in Taiwan and China. Therefore, the industry overview is primary regarding Taiwan and Chinese markets.

Background of Taiwan's yacht industry

Based on the information found in Charpter 7 Yachts in The Law of Ships by Taiwan Ministry of Transportation and Communications and Taiwan Shipbuilding Industry Association and Wikipedia, yacht manufacturing in Taiwan began from 1958 to the 1990s. It was started by the introduction of the US military in Taiwan and the combination of domestic sampan manufacturers. Later, foreign customers used yacht design drawings to find domestic manufacturers to accept orders and import glass fibers from abroad. Some manufacturers directly purchase design drawings from customers for mass production to reduce costs, and profits increased after the rapid growth of orders. Because domestic manufacturers only focused on OEM production in the industrial chain in the 1990s, the main market for yachts started shrinking. Yacht manufacturers have begun to diversify the market and seek technological upgrades, as well as to strengthen customization and increase added value. From 2000 to 2011, Taiwan’s yacht manufacturers began to conduct strategic alliances and improve the infrastructure of manufacturing engineering. This led to the development of larger markets such as customization and mega yachts. Those yachts include fiberglass yachts, luxury yachts, customized medium and large power yachts, and high-end custom sailing boats. The yachts range from 38 feet to 150 feet, and most of them are luxury yachts from 60 feet to 80 feet

The standards of environmental protection have been increasing in recent decades.  For example, The European Union and International Maritime Organization (“IMO”) has been implementing the new marine engine emission standards since 2008.  The yachts with traditional diesel engines produce massive waste and lead to environmental pollution.  Nowadays, the lithium battery with its clean energy is prevailing in the electric yachts industry.  As they are eco-friendly, these liquified natural gas (“LNG”) yachts and electric yachts are the latest favorites in the market.  Because electric yachts are made with zero-emission and low-noise level engines, they can easily meet energy-saving and emission control requirements.  The trading volume of electric yachts increased tremendously in last decades. As yachts batteries and hybrid yachts become more advanced, the industry of electric yachts will continue its growth after 2020. We believe that eventually all-electric boats and yachts will completely replace their gasoline or diesel-powered counterparts, especially in the rivers, lakes, and coastal waters. The demand for the less polluting ships in Taiwan, China, South East Asia, and Europe are particularly high as there are millions of gasoline or diesel-powered ships in use in these regions and have caused severe pollution to their waters.

However, one issue should be borne in mind that electric yachts replacing traditional diesel yachts is a continuing process.  Both should be co-existed for a long time, like the motor vehicle with new-energy engine and the traditional one.

There are ginormous potential markets for electric yachts in the Asian countries including Japan, Taiwan, PRC, and the Middle East countries.   There are 400,000 yachts and skiffs in Japan and mostly are fishing boats.  The skiffs are equipped with battery electric or hybrid module for efficiency.  Further, the buyers of small-sized yachts are more price-conscious.  Electric yachts will cut the costs down.  Japan has more potentials in product update in the future.  The Asian countries, like Taiwan and PRC, and the Middle East countries are emerging markets of yachts.  They are the right places for launching new products.   For our marketing strategy, new products are used for capturing the new market share and increasing the existing market share.

For yacht marketing activities, the size of exhibitions reveals the tremendous potential in the Asian markets.  The yacht exhibition Singapore is the largest one in Asia.   Only 11 yachts participated in the yacht exhibition Singapore 2011. Favorably, approximate 100 exhibitors joined the same in 2019, more than 80 yachts participated and attracted over 16,000 people entered into it.  The number of yachts participated in this exhibition approximately 8 times increased from the one in 2011.  This reflects high growth rate in the Asian yacht markets.

There are different needs from different Asian yacht markets.  The high-GDP groups in Hong Kong and PRC become the potential growth markets for yacht industry.   However, there is great divergence among the Asian and Western customers regarding the yacht specifications.   Asian markets focus on the size instead of the number of functional areas of yachts.  It is because they normally cruise with short-distance in day time but not long-distance at night.   Therefore, there are a lot of works to be accomplished for developing the markets.  Catamarans are popular in the Asian countries because they provide more spacious areas with stable navigation.  They are also able to access to the shallow water for more fun.

In the research “Global Electric Boats, Small Submarines and Autonomous Underwater Vehicles (AUV) 2015-2024 – Forecasts, Players, Opportunities” from an international market research company, Research and Markets, it shows that the market of marine electric vehicles will rapidly grow due to the new capability, affordability and legislation banning or restricting internal combustion engines.  The electric water craft will increase from $2.6 billion in 2013 to $7.3 billion in 2024 (quote from Research and Markets).  It is approximate RMB 45.31 billion.  The prospect in the electric boats is optimistic.

Related Laws and Regulations of Ships in Taiwan

Since the lifting of the Taiwan Maritime Ban, Taiwan’s government has actively promoted water leisure activities. The Ministry of Communications revised "The Law of Ships" and added a special chapter for yachts (Chapter 7 of the Law of Ships), which was announced and implemented on December 8, 1999.

On this basis, the Ministry of Communications issued the "Yacht Management Rules" on August 20, 2001. From then on, Taiwanese residents can purchase and use yachts for water recreation activities, and Taiwan officially entered the first year of water recreation.

The Port and Port Bureau of the Ministry of Communications announced on March 25th, 2002, the Ship and Ocean Industries R&D Center was to become a yacht verification agency. The ship center provides RINA-Italian ship certification services, CE certification services, MCA business yacht certification services and other certification services.

In accordance with the Law of Ships promulgated by the Ministry of Transportation and Communications in Taiwan, yachts need to implement a battery endurance test for electric boat.  This standard of the test has been covered in our R&D procedures.  We are confident that our electric boats can pass this test.

The background of China's yacht industry

Yacht Manufacturing

According to the statistics in the "China Yacht Industry Development Summary Report" of Shanghai Shipbuilding Industry Association and China Shipbuilding Industry Association Boat Branch, China’s yacht industry started in the 1950s and experienced a slow development process for decades. The initial development of the yacht industry did not appear until the beginning of this century. Based on the development and construction of leisure (or household) yachts, the development of China's yacht industry is divided into the following four stages:

The first stage, the introduction of FRP technology, digestion, and absorption stage (late 1950s-60s)

The second stage is the stage of laying the technical foundation for OEM export of OEM processing (in the early 1980s-90s of the 20th century)

The third stage is the development stage of yacht manufacturing driven by market demand at home and abroad (from the late 1990s to 2008)

The fourth stage, the possible rise of opportunities caused by the financial turmoil (from 2008 to the present)

As of 2010, there were more than 370 yacht manufacturing companies in the Mainland, and more than 30 companies with an output value of more than 10 million yuan. These companies are mainly concentrated in Shenzhen, Shanghai, Qingdao, Tianjin, Xiamen, Zhuhai and other cities.

In 2017, Taiwan's export volume of mega yachts ranked first in Asia and fifth in the world. Exported 120 mega yachts with a total value of 200 million U.S. dollars. Taiwan has firmly established itself as a leader in the production of mega yachts in Asia. Because of this, many Chinese yacht manufacturers use Taiwan’s managers and designs.

According to the China's Yacht Industry Report 2016-2021 (DUBLIN, April 06, 2017 /PRNewswire), manufacturing costs of yachts is 20% to 30% lower in China than that in Europe or North American countries. The yacht market is expected to remain an annual growth rate of over 10% because of the increasing high-income earners and yacht registration policies in China in the next few years.

Yacht Sale

According to the statistics of the article "The current situation of China's yacht industry in 2019, changes in consumption concepts, and the prospects for yacht consumption" by Huajing Information Network (huaon.com), with the rapid economic development and the improvement of living standards, some coastal cities in China already have the economic conditions to consume yachts. As such, the development of the yacht industry is entering a golden age. In 2018, China’s yacht production reached 2010, of which the luxury yacht market sales were approximately RMB 5.11 billion, accounting for 44.6% of the entire yacht industry, with an average annual growth rate of more than 30%. In 2018, the total number of Chinese yachts reached 22,060, and it is estimated that by 2025, the total number of Chinese yachts will reach 163,510. According to customs data, China’s yacht exports in 2017 were US$258 million, an increase of 24.1%, and imports also increased by 24.1% year-on-year to US$218 million. In 2018, the import volume of Chinese yachts fell by 47% compared with the previous year, but the value of imports increased by 47% compared with the previous year. The unit price of imported yachts reached a record high, reaching 75,300 US dollars per yacht.

Marina and Yacht Club

In terms of yacht marinas and clubs, the yacht industry is highly emphasized by many local governments as an emerging industry and that they have high hopes for and regard its development as a benchmark for urban success. According to CCYIA statistics, China currently has 149 yacht clubs, 93 of which are registered with the National Maritime Safety Department. There are 12,000 berths and 2,700 open-air berths on the land.

Other advantages for the development of the yacht industry

China has a total of 11,184 miles of coastline, 6,530 islands, 8,700 miles of island coastline, and many rivers and lakes. This provides vast natural resources for yacht development, and because southern China is not affected much by the seasonal climate, visitors are able to enjoy the unique geographical conditions the coast has to offer.

Related Laws and Regulations of Ships in China

In addition to the detailed requirements for the construction of traditional yachts, the "Rules for Construction and Classification of Yachts 2020" adds new specifications for the company’s electric yachts under development. Among them, the battery compartment is required to meet the fire protection requirements. This was taken into consideration from the start of the design process, and so the Company yacht meets this specification.

Article 17 of the "Foreign Investment Law of the People's Republic of China" stipulates that "foreign-invested enterprises may raise funds through public issuance of stocks, corporate bonds and other securities and other methods in accordance with the law." Therefore, companies in China will be provided abundant financing channels. Article 10 stipulates that “the state does not impose expropriation on the investment of foreign investors”, which clarifies that the assets invested by companies in China are protected by law.

According to the "Provisions on Yacht Safety Management", yachts that have obtained a certificate in accordance with the yacht inspection regulations can sail freely; the requirements for yacht operators are not very strict. Yacht operators do not need to be professional crew members and do not need to follow the "Crew Regulations" For registration management, only the operating certificate is required. Yacht operators are different from operating ships in terms of training and examination subjects. In particular, they do not need to master the requirements of cargo stowage, etc. Such regulations are conducive to ordinary people driving yachts.

Competition

We face strong competition from well-established companies and small independent companies. We will be at a competitive disadvantage in obtaining the facilities, employees, financing, and other resources required to provide our services and products to customers. Our opportunity to obtain customers may be limited by our financial resources and other assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS BUSINESS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief, or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

 All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Our financial statements have been prepared assuming that we will continue as a going concern. To evaluate this assumption, the section below with the title of “GOING CONCERN” should be reviewed carefully. Based on the assumption stated above, we have not included adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary if we are not able to continue in operation.

Our business has been impacted by the COVID-19 pandemic with the authorities implementation of various preventive measures including, but not limited to, travel bans and restrictions, mandatory quarantine requirements, limited business activities and operations, and shelter-in-place orders.   These measures have led to, and are continuing to lead to, business slowdowns or shutdowns worldwide.   The global economy and financial markets have been adversely influenced as well.   Considering the features of our business in the tourism and recreation industries, the COVID-19 pandemic has caused a reduction in the demand for recreational trips and activities.   Our business has been experiencing the downturn with the COVID-19 pandemic.  It is expected that our business will be resumed, at least, after the abolition of the travel restrictions and mandatory quarantine requirements.

Results of Operations for the three months ended March 31,2021 and 2020

Our business has been impacted by the COVID-19 pandemic with the authorities implementation of various preventive measures including, but not limited to, travel bans and restrictions, mandatory quarantine requirements, limited business activities and operations, and shelter-in-place orders.   These measures have led to, and are continuing to lead to, business slowdowns or shutdowns worldwide.   The global economy and financial markets have been adversely influenced as well.   Considering the features of our business in the tourism and recreation industries, the COVID-19 pandemic has caused a reduction in the demand for recreational trips and activities.   Our business has been experiencing the downturn with the COVID-19 pandemic.  It is expected that our business will be resumed, at least, after the abolition of the travel restrictions and mandatory quarantine requirements.

We generated net revenues of $19,194 and $111,877 for three months ended March 31, 2021 and 2020, respectively.  The significant drop in net revenues was essentially caused by the COVID-19 outbreak, which has been pandemic more than one year worldwide and adversely influenced our consulting service fee on sales and marketing of yachts.

The costs of revenue were $8,012 and $5,158 for three months ended March 31, 2021 and 2020, respectively.  The rise in the cost of revenue was because the marketing expenses increased for business promotion purpose.

The gross profits were $11,182 and $106,719 for three months ended March 31, 2021 and 2020, respectively.  The fall in gross profit was mainly caused by the COVID-19 pandemic, which unfavorably affected our consulting service fee on sales and marketing of yachts.

The general and administrative expenses were $279,856 and $176,347 for three months ended March 31, 2021 and 2020, respectively.  The main reasons for the rise in the general and administrative expenses were that the company expanded its operations with increased consultancy charges on business planning and projects and staff costs. General and administrative expenses basically included the business expenses and corporate overhead.

The other expenses were $1,127,270 and $373 for three months ended March 31, 2021 and 2020, respectively.  The fluctuation between these two periods ended was mainly due to the impairment loss on goodwill on the acquisition of a subsidiary $1,126,324 for three months ended March 31, 2021.

The net losses were $1,395,944 and $79,330 for three months ended March 31, 2021 and 2020, respectively.  The main reason for the increased losses was the impairment loss on goodwill on the acquisition of a subsidiary $1,126,324.

LIQUIDITY AND CAPITAL RESOURCES

The total assets were $1,302,807 and $881,685 as of March 31, 2021 and December 31, 2020, respectively.  The upturn in total assets between these two dates was chiefly due to the increase in the current assets, which were $1,067,247 and $635,410 as of March 31, 2021 and December 31, 2020 respectively.  The boost in the current assets was mainly caused by the rise in deposits and prepayments, which were $393,531 and $77,213 as of March 31, 2021 and December 31, 2020, respectively.

The total liabilities were $1,626,778 and $733,675 as of March 31, 2021 and December 31, 2020, respectively.  The boost in total liabilities between these two dates was chiefly due to the increase in the current liabilities, which were $1,536,738 and $641,914 as of March 31, 2021 and December 31, 2020, respectively.  The rise in the current liabilities was mainly led by the increase in the accrued liabilities and other payables $764,986, receipt in advance $15,538, loan from third party $152,588 as of March 31, 2021.

As of March 31, 2021 and December 31, 2020, the accumulated deficits were $2,666,434 and $1,300,505 respectively.  The increase in the accumulated deficits was basically caused by the decreased net revenues, which negatively affected by the COVID-19 pandemic, and the increased other expenses, which included the impairment loss on goodwill on the acquisition of a subsidiary $1,126,324.   The total liabilities and shareholders’ equity as of March 31, 2021 and December 31, 2020 were $1,302,807 and $881,685, respectively.

Cash Flows from Operating Activities

The net cash used in operating activities were $526,964 and 224,382 for three months ended March 31, 2021 and 2020, respectively.    For three months ended March 31, 2021, the most affected the net cash used in operating activities were the net loss $1,395,944, impairment loss on goodwill on the acquisition of a subsidiary $1,126,324, receipt in advance $15,538.

Cash Flows from Investing Activities

The net cash generated from investing activities were $5,203 and $0 for three months ended March 31, 2021 and 2020, respectively.   The sum represented the cash from acquisition of a subsidiary for three months ended March 31, 2021,

Cash Flows from Financing Activities

The net cash generated from financing activities were $618,777 for three months ended March 31, 2021 and the net cash used in financing activities were $21,703 for three months ended March 31, 2020.   The fluctuation between these two periods ended were mainly due to the proceeds from issuance of common stocks $464,199 and proceeds from third party loan $152,588.

Results of operations for years ended December 31, 2020 and December 31, 2019

We generated net revenues of $243,508 and $428,340 for year ended December 31, 2020 and period from May 1, 2019 to December 31, 2019 respectively.  The net revenues generated for year ended April 30, 2019 was $99,975. The drop in net revenues in 2020 was essentially caused by the COVID-19 pandemic, which adversely influenced our consulting service fee on sales and marketing of yachts.

The cost of revenue incurred were $3,913 and $13,899 for year ended December 31, 2020 and period from May 1, 2019 to December 31, 2019 respectively.  There was no cost of revenue incurred for year ended April 30, 2019.

The gross profits were $239,595 and $414,441 for year ended December 31, 2020 and period from May 1, 2019 to December 31, 2019 respectively.  The gross profit for year ended April 30, 2019 was $99,975. The fall in gross profit in 2020 was essentially caused by the COVID-19 pandemic, which unfavorably influenced our consulting service fee on sales and marketing of yachts.

The general and administrative expenses incurred were $1,261,761 and $448,792 for year ended December 31, 2020 and period from May 1, 2019 to December 31, 2019 respectively.  The general and administrative expenses incurred for year ended April 30, 2019 was $66,921.   The main reasons for the rise in the general and administrative expenses in 2020 were that the company expanded its operations with increased legal and professional charges, consultancy charges on business planning and projects, and staff costs. General and administrative expenses basically included the business expenses and corporate overhead.

The other income was $34,642 for year ended December 31, 2020.  The other expense was $298,771 for period from May 1, 2019 to December 31, 2019, in which mainly included impairment of loss from the acquisition of a subsidiary.  There was no other income or expense for year ended April 30, 2019.

The net losses were $987,524 and $362,244 for year ended December 31, 2020 and period from May 1, 2019 to December 31, 2019respectively.  The net income was $26,113 for year ended April 30, 2019.   The main reason for the increased losses was

that the revenue deriving from consulting services rendered on sales and marketing of yachts decreased with the harmful impact from COVID-19 pandemic in 2020 and the general and administrative expenses increased.

LIQUIDITY AND CAPITAL RESOURCES

Our total assets were $881,685 and $851,699 as of December 31, 2020 and 2019 respectively.  They did not fluctuate much.  As of December 31, 2020, the current assets included cash and cash equivalents $504,179, deposits and prepayments $77,213 and other receivables $54,018.   As of December 31, 2019, the current assets included cash and cash equivalents $562,503 and other receivables $23,656.  The non-current assets were the net property, plant and equipment $246,275 and $265,540 as of December 31, 2020 and 2019 respectively.  It kept in a steady rate.   As of December 31, 2020 and 2019, our total liabilities were $733,675 and $1,023,560 respectively.  The significant fall in the total liabilities was mostly due to the decrease in the amounts due to related parties, accrued liabilities and other payables.   The amounts due to related parties were $617,180 as of December 31, 2019 and it reduced to $523,465 as of December 31, 2020.   The accrued liabilities and other payable were $306,248 as of December 31, 2019 and reduced to $70,377 as of December 31, 2020.  There was also a new promissory note $87,500, which was the COVID-19 economic injury disaster loan, offered by The U.S. Small Business Administration, as of December 31, 2020.  As of December 31, 2020 and 2019, the accumulated deficits were $1,300,505 and $344,788 respectively.  The increase in the accumulated deficits was basically caused by the decreased net revenues, which negatively affected by the COVID-19 pandemic in 2020, and the increased general and administrative expenses.   The total liabilities and shareholders’ equity as of December 31, 2020 and 2019 were $881,685 and $851,699 respectively.  They kept steady.

Cash Flows from Operating Activities

The net cash used in operating activities was $1,336,284 for the year ended December 31, 2020.  The net cash generated from operating activities were $292,974 and $34,535 for period from May 1, 2019 to December 31, 2019 and for the year ended April 30, 2019 respectively.  The cash used in operating activities for year ended December 31, 2020 mostly were changes in deposits and prepayments $77,213, other receivable $30,362, accrued liabilities and other payable $235,871, deferred revenue $36,841 and income tax payable $6,388.   For the period from May 1, 2019 to December 31, 2019 the cash generated from operating activities mainly were impairment loss $299,242, changes in deposits and prepayments $45,207, accrued liabilities and other payable $228,604, deferred revenue $36,841, income tax payable $29,122.  For the year ended April 30, 2019, the cash generated from operating activities mainly were accrued liabilities and other payable $11,255 and income tax payable $6,941.

Cash Flows from Investing Activities

The net cash used in investing activities were $2,921 and $97,032 for the year ended December 31, 2020 and for period from May 1, 2019 to December 31, 2019 respectively.   For the year ended April 30, 2019, there was no cash flows from investing activities.  The purchases of property, plant and equipment were $2,921 and $18,164 for the year ended December 31, 2020 and for period from May 1, 2019 to December 31, 2019, respectively.  Further, the acquisition of a subsidiary was $78,868 for period from May 1, 2019 to December 31, 2019.

Cash Flows from Financing Activities

The net cash generated from financing activities were $1,295,069 and $185,252 for the year ended December 31, 2020 and period from May 1, 2019 to December 31, 2019 respectively.   For the year ended April 30, 2019, the net cash generated from financing activities was $121,978.  For the year ended December 31, 2020, the cash used in financing activities were repayment to related parties $93,715 and repayment of lease liability $7,032 and the cash generated from financing activities included proceed from issuance of common stock $1,308,316 and proceeds from promissory note $87,500, which was the COVID-19 economic injury disaster loan and offered by The U.S. Small Business Administration.   For the period from May 1, 2019 to December 31, 2019, the net cash generated from financing activities mainly covered advances from related parties $58,159 and change in non-controlling interest $128,316.  For the year ended April 30, 2019, the net cash generated from financing activities mostly included advances from related parties $99,937 and proceeds from issuance of common and preferred stock $24,838.

SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

•Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•Risks and Uncertainties

(1)The Company’s auditors have issued a going concern opinion. This means that there is substantial doubt that the Company can continue as an ongoing business for the next twelve months if the Company does not generate more revenues or obtain more funds for its business operations. There is no assurance that the Company can generate more revenues or obtain more investments.

(2)The Company faces strong competition from well-established companies and small independent companies. The Company will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide its services and products to customers. The Company’s opportunity to obtain customers may be limited by its financial resources and other assets.

(3)The Company relies on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. Also, due to the nature of its business, the Company may be subject to liability claims arising out of accidents or disasters causing injury to its customers, including claims for serious personal injury or death. There can be no assurance that the Company will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect its business, financial condition and results of operations.

(4)The Company has a trademark in China and will continue the process of applying trademarks in Taiwan and US.  There is no assurance that the trademark registration can be obtained timely.

(5)The Company is unable to afford establishing an audit committee due to limited operations and lack of revenue.

(6)As a Nevada corporation, the Company plans to be able to carry out business in the United States eventually. However, currently we don’t have any substantial asset in the U.S. and we may not be able to own any substantial asset in the near future. Lack of substantial assets will make it difficult for us to launch business operations and cause delay to the execution of our business plans in the U.S.

(7)The Company has not used a private placement memorandum, a registered stock offering or any other type of formal disclosure connected with prior sales of securities.  Therefore, there is risk that investors might seek to reverse prior purchase transactions and ask for a return of their money.

•Basis of consolidation

The condensed consolidated financial statements include the financial statements of VIVC and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•Cash and cash equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

•Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of March 31, 2021 and December 31, 2020, there was no allowance for doubtful accounts.

•Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Service yacht	10 years
Motor vehicle	5 years
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•Revenue recognition

Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company derives its revenues from the sale and rendering of yacht services and recognizes in full upon completion of delivery to the receiver’s location or services to the customers. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

•Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in PRC and Hong Kong maintain their books and record in their local currency, Renminbi (“RMB”) and Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from RMB and HK$ into US$ has been made at the following exchange rates for the period ended March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Period-end RMB:US$ exchange rate	6.5536	6.5276
Period average RMB:US$ exchange rate	6.4820	6.9001
Period-end HK$:US$ exchange rate	7.7742	7.7525
Period average HK$:US$ exchange rate	7.7569	7.7557
Period-end TWD:US$ exchange rate	28.0689	28.0772
Period average TWD:US$ exchange rate	28.4682	29.4418

•Lease

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

The Company made the policy election to not separate lease and non-lease components. Each lease component and the related non-lease components are accounted for together as a single component.

•Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

•Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•Concentrations and credit risk

The Company’s principal financial instruments subject to potential concentration of credit risk are cash and cash equivalents, including amounts held in money market accounts. The Company places cash deposits with a federally insured financial institution.

The Company maintains its cash at banks and financial institutions it considers to be of high credit quality; however, the Company’s domestic cash deposits may at times exceed the Federal Deposit Insurance Corporation’s insured limit. Balances in excess of federally insured limitations may not be insured. The Company has not experienced losses on these accounts, and management believes that the Company is not exposed to significant risks on such accounts.

•Fair value of financial instruments

The carrying value of the Company’s financial instruments (excluding short-term bank borrowing and note payable): cash and cash equivalents, accounts and retention receivable, prepayments and other receivables, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●

Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●

Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2018-19”) which clarifies that receivables arising from operating leases are accounted for using lease guidance and not as financial instruments. In April 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” (“ASU 2019-04”) which clarifies treatment of certain credit losses. In May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief ” (“ASU 2019-05”) which provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. In November 2019, the FASB issued ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2019-11”), which provides guidance around how to report expected recoveries. In February 2020, the Financial Accounting Standards Board issued ASU No. 2020-02, “Financial Instruments - Credit Losses” (Topic 326) (“ASU 2020-02”) which provides updated guidance on how an entity should measure credit losses on financial instruments and delayed the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11 and ASU 2020-02 (collectively, “ASC 326”) are effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The adoption of ASC 326 did not have a material impact on the Company’s recognition of financial instruments within the scope of the standard.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which eliminates step two from the goodwill impairment test and instead requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The guidance is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be adopted on a prospective basis. The adoption of ASU 2017-04 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The adoption of ASU 2018-13 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In December 2019, the FASB issued ASU No 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019-12 is effective for public entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company does not expect ASU 2019-12 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”).  ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU No 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. ASU 2020-04 is effective beginning on March 12, 2020, and the Company may elect to apply the amendments prospectively through December 31, 2022. The Company does not expect ASU 2020-04 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

Director Liability

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under Nevada law. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Nevada law:

•for any breach of the director’s duty of loyalty to we or its stockholders;

•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•for any transaction from which the director derives an improper personal benefit.

This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If Nevada law is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by Nevada law, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the Nevada law requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Nevada law.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Listing

Our common stock is listed for quotation on the OTC Market under the symbol “VIVC”

MANAGEMENT

Executive officers and directors of the company

Shang-Chiai Kung, Chief Executive Officer, President, Chairman of the board, age 82. He was the founder and director of Kha Shing Enterprise Company Ltd. from 1977 to 1997.  He was also the founder and director of Horizon Yacht Co., Ltd. from 1987 to 1997.  He was the Consultant of Jian Yu Materials Industry Co., Ltd. from 2011 to Aug 2020.   He was the legal representative of Jiexing Agriculture Technology Co. Ltd. since April 2013 to 2020.  He was the Consultant of Jie Xin Investment Co., Ltd from June 2018 to August 2020.

Cheng-Lung Sung: Secretary, Mr. Cheng Lung Sung, age 53, earned his bachelor degree in Business Administration of International Trade from Feng-Chia University, Taichung, Taiwan, and his MBA degree from City University of Seattle, Washing, US. He worked in the sales division of Chi Mei Electronics Co., Tainan, Taiwan from October 1998 to October 2008. He was the Procurement Manager of Jemitek Electronic Co. in Taipei, Taiwan from December 2008 to August 2012. He was the general manager of Efuton Co, Taipei from 2012 to now.

Cheng-Hsing Hsu: Board Director and Chief Financial Officer, 53 years’ old, is a resident of Taiwan. He received a Bachelor of Accounting from Fengjia University, Taiwan and EMBA from  Chengjung University, Taiwan. From May 1993 to February 2000, he was the Manager of Accounting Department of Great Wall Enterprise Co., Ltd, Taiwan. From February 2000 to February 2001, he was the manager of Finance Department of Catcher Technology Company, Taiwan.  From March 2001 to March, 2003, he was the Associate General Manager of Dachan Foods (Asia)Company, Hong Kong. From April 2003 to now, he was the CFO of Nam Liong Group General Management Office. From June 2010 to now, he was the Supervisor at Prolink Microsystems Corp., Taiwan. From May 2013 to now, he was the Supervisor of TIONG LIONG Corporation.

The term for each executive officer and director is one year and can be renewed, unless they resign or are forced to leave due to special circumstance. The current officers and directors provide free services and there is no employment agreement.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

After the change of management in December 2018, we have not paid any monetary compensation to our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 23, 2021 regarding the ownership of our common stock by each shareholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned.

Officers/Directors	Address	No. of Shares	Percentage
Shang-Chiai Kung CEO, Director	No. 7 Ally1, Ln.143 Sec. 2 Lin-An Rd., N. Dist. Tainan, Taiwan	5,624,800 (Under Go Right Holdings Ltd.)	22.14%
Cheng-Hsing Hsu CFO, Director, Treasurer	97, Yunong 3rd. St. Eastern District Tainan City 70125, Taiwan	84,000	0.33%
Cheng-Lung Soong Director, Secretary	10F, No.59 Ln 112 Jihu Road Zhongshan District Taipei, Taiwan	2,039,000	8.03%
	Officers and Directors as Total	7,747,800	30.50%
5% and above shareholders
Yun-Kuang Kung (Including the shares owned by Honetech Inc.)	No. 12-1, Xiaoximen, Neighborhood 14m, Zhusha Village, Jincheng Township, Kinmen, Fuchien, Taiwan	3,746,338 (common stock) 832,200 (preferred stock)	14.75% 100%

Liu-Shiang Kung Hwang	NO. 7, Aly. 1, Ln. 143, Sec. 2 Lin-An Rd. North District, Tainan City, Taiwan	1,875,562	7.38%
Kuen-Horng Tsai	3F, No.66, Ln.133 Dongfeng Road, North District, Tainan City, Taiwan	1,784,000	7.02%

Huilan Chen	1091 Rising Moon Trail Snellville GA 30078 U.S.	1,589,686	6.26%
Miao-Chuan Ho	No.22, Ln. 480, Wenxian Road North District, Tainan City 704, Taiwan	1,455,000	5.73%

	5% and above shareholders as Total	10,450,586 (common stock) 832,200 (preferred stock)	41.14% 100%

(1) The percentages below above are based on 25,401,942 shares of our common stock issued and outstanding as of May 23, 2021.

(2) Honetech Inc., the holder of Series A Preferred stock has the right to convert the Eight Hundred Thirty-Two Thousand and Two Hundred (832,200) shares of Series A Preferred Stock into an aggregate of Eight Million Three Hundred Twenty-Two Thousand (8,322,000) shares of Common Stock at the conversion rate of Ten (10) shares of Common Stock for each share of Series A Preferred Stock. Including the convertible right of preferred stock, the total common shares (include the underlying common shares) is 33,723,942

(3) Honetech Inc. the holder of Series A Preferred Stock shall have voting rights equal to 50 votes per share of Series A Preferred Stock.

(4) Yu Cheng, the controlling shareholder of Honetech, Inc., has given YunKuang Kung voting power over the shares of the Company that are owned by Honetech.

(5) Shang-Chiai Kung, Chief Executive Officer, President, Chairman of the board, is also the president and shareholder of Go Right Holdings Limited.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors recognizes that transactions with related parties can present potential or actual conflicts of interest and may raise questions as to whether those transactions are consistent with our best interests and the best interests of our stockholders. Therefore, our board of directors has adopted a written policy on transactions with any related party, which is defined as any director, executive officer, nominee for director, any beneficial owner of more than 5% of any class of our capital stock, and any of their immediate family members.

Under the policy, a related party must promptly disclose to our chief legal officer, general counsel, deputy general counsel or other person designated by the audit committee of the board of directors (i) any transaction in which we were, are or will be a participant and that related party had, has or will have a direct or indirect interest and (ii) all material facts with respect thereto. Our chief legal officer, general counsel, deputy chief legal officer or other person designated by the audit committee of the board of directors will make an initial assessment as to whether the transaction constitutes a related party transaction that would be reportable by us pursuant to Item 404(a) of Regulation S-K, in which case the transaction would require approval by either a majority of the members of our board of directors or all of the members of our audit committee.

Since we do not currently have an Audit Committee, a proposal of action is prepared to the Board of Director for approval. It shows the purpose of action, ultimate beneficiary, controlling ownership, direct and indirect interest, and related documents such as an independent third-party report (if it is appropriate) for the Board’s assessment.

Our related party transactions for the three months ended March 31, 2021 and 2020.

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

The Company received $0 and $103,000 consultancy service income from Everest Capital Corporation, its related party during the three months ended March 31, 2021 and 2020, respectively.

The Company paid $9,000 and $9,000 consulting fee to Honetech Inc., its controlling shareholder during the three months ended March 31, 2021 and 2020, respectively.

The Company paid $0 and $15,000 consulting fee to Continental Development Corporation., the shareholder of the Company during the three months ended March 31, 2021 and 2020, respectively.

The Company paid $46,003 and $0 consulting fee to Go Right Holdings Limited., the shareholder of the Company during the three months ended March 31, 2021 and 2020, respectively.

The Company paid $34,058 and $12,226 salaries to certain shareholders during the three months ended March 31, 2021 and 2020, respectively.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

Our related party transactions for years ended December 31, 2020 and 2019

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

In October 15, 2019, the Company paid $85,000 to Kung Yun-Kuang, its director to acquire subsidiary – Khashing Yachts Industry (Guangdong) Limited (formerly Guangzhou Monte Fino Yacht Company Limited).

The Company received $193,000, $424,000 and $0 consultancy service income from Everest Capital Corporation, its related party during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

The Company paid $96,000, $37,500 and $0 consulting fee to Honetech Inc., its controlling shareholder during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

The Company paid $60,000, $60,000 and $0 consulting fee to Continental Development Corporation, the shareholder of the Company during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

The Company paid $410,500, $0 and $0 consulting fee to Go Right Holdings Limited., the shareholder of the Company during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

The Company paid $111,377, $11,964 and $0 salaries to certain shareholders during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

DESCRIPTION OF CAPITAL STOCK

In General

Our authorized capital stock of 75,000,000 shares.  As of August 18 , 2017, there were 4,500,000 shares of our common stock issued and outstanding that were held by 2 stockholders of record, and no shares of preferred stock issued and outstanding.

Common stock, $0.001 par value; 70,000,000 shares authorized.

Preferred stock, $0.001 par value; 5,000,000 shares authorized.

For the year ended April 30, 2018, the Company issued 3,360,000 (post-forward split) shares of its common stock at $0.03 per share for total proceeds of $25,200.

For the year ended April 30, 2019, the Company issued 96,024,000 (post-forward split) shares of its common stock at $0.001 per share for total proceeds of $24,006.

For the period ended December 31, 2019, the Company cancelled 85,020,800 (post-forward split) shares of its common stock..

On November 2, 2019, the Company approved an amendment to its Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of November 19, 2019, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock.

On January 15, 2020, the Company approved an amendment to the Company’s Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of January 20, 2020, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock. This amendment supersedes the amendment filed on November 2, 2019 regarding the same Four for One (4:1) forward split.

On January 20, 2020, after Four for One (4:1) forward split, there were 32,363,200 shares of our common stock and 832,200 shares of preferred stock issued and outstanding that were held by 65 shareholders.

On March 28, 2020, the Company approved a transfer for 16,431,298 shares.

On June 29, 2020, the Company cancelled 19,512,441 shares of its common stock.

On July 10, 2020, the Company issued 13,083,162 shares of its common stock at $0.1 per share for total proceeds of $1,308,316.20

On August 12, 2020, the Company cancelled 1,463,755 shares of its common stock and approved a transfer for 5,032,673 of its common stock.

Since the Company expanded the business operations to include new types of marine tourism after the change of management in December 2018, the revenue and profit had not been as expected. These responsibilities of the losses were borne by the board of directors at that time, and these directors (major shareholders) were also willing to cancel their stock for capital reduction, in order to free up more shares to new investors.  The board of directors was also reorganized, with most of the directors resigning. Most of the current shareholders are investors who recapitalized in the Company in July 2020. Existing shareholders will not plan to cancel their shares in the near future.

The number of authorized shares and par value remain unchanged.  All share and per share information in this consolidated financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

As of September 30, 2020 (unaudited), December 31, 2019, April 30, 2019 and 2018, the Company had a total of 24,470,166, 32,363,200 (post-forward split), 21,360,000 (post-forward split) and 21,360,000 (post-forward) split shares of its common stock issued and outstanding, respectively.

Preferred stock, $0.001 par value; 5,000,000 shares authorized; 832,000 shares issued and outstanding as of April 30, 2019 and no change in preferred stock thereafter.

On March 5, 2021,  the company issued 468,888 shares to convert debt in the amount of $464,199.12 (RMB3,000,000)

On April 23, 2021,  the company issued 462,888 shares to convert debt in the amount of $462,888.00 (RMB3,006,110.74)

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.001 per share, covering up to an aggregate of 5,000,000 shares of preferred stock. The holders of Series A Preferred Stock shall have the right to convert Common Stock at the conversion rate of Ten (10) shares of Common Stock for each share of Series A Preferred

Stock and shall have voting rights equal to 50 votes per share of Series A Preferred Stock. The holders of Series A Preferred Stock shall be entitled to the dividend equal to the aggregate dividends for Ten (10) shares of common stock for every one share of Series A Preferred Stock.

Upon any "Liquidating Transaction" (hereinafter defined), the holders of the Series A Preferred Stock shall be entitled to participate in the distribution of assets of the Corporation to the holders of its Common Stock, whether such assets are from capital, surplus or earnings in an amount up to the value of the Series A Preferred Stock at the time of the liquidation.

After payment of the full amount on the liquidating distributions to which each holder of the Series A Preferred Stock is entitled, the holder of the Series A Preferred Stock shall have no light or claim to any of the remaining assets of the Corporation.

For purposes of this Certificate of Designation, a "Liquidating Transaction" of the Corporation shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Corporation, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Corporation or (v) a transaction or series of transactions that constitutes or results in a "going private transaction" (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder)

Anti-takeover Effects of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Stockholder meetings. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of our board of directors.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.

Stockholder action by written consent. Our bylaws provide that no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board of directors. This provision, which may not be amended except by the affirmative vote of holders of at least 50% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.

Amendment of the bylaws. Under Nevada law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend and repeal our bylaws at any regular or special meeting of our board of directors on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Amendment of the bylaws. Under Nevada law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend and repeal our bylaws at any regular or special meeting of our board of directors on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend, or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

SHARES ELIGIBLE FOR FUTURE SALE

A total of 10,000,000 shares of common stock, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

TAXATION

The Company has operations in various countries and is subject to tax in the jurisdictions in which it operates, as follows.

United States Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of the ordinary shares by a U.S. Holder (as defined below) that acquires in this offering and holds the securities as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any election to apply Section 1400Z-2 of the Code to gains recognized with respect to sales or other dispositions of the ordinary shares, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of the ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•banks and other financial institutions;

•insurance companies;

•pension plans;

•cooperatives;

•regulated investment companies;

•real estate investment trusts;

•broker-dealers;

•traders that elect to use a mark-to-market method of accounting;

•certain former U.S. citizens or long-term residents;

•tax-exempt entities (including private foundations);

•persons liable for alternative minimum tax;

•holders who acquire the ordinary shares pursuant to any employee share option or otherwise as compensation;

•investors that will hold the ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes;

•investors that have a functional currency other than the U.S. dollar;

•persons subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares being taken into account in an applicable financial statement;

•persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock; or

•partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ordinary shares that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

•an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ordinary shares.

At present, VIVIC has reinvested into Taiwan, China, and Hong Kong, but the corporate income taxes are all different in each region. If the subsidiaries in these three regions make profits and the board of directors agrees to distribute dividends, they must deduct 10% capital gains tax before remitting back to the parent company. The funds returned to the parent company are the real investment income. However, because The United States has tax treaties with China and Hong Kong, those taxes are paid by subsidiaries in these two regions. These can be deducted from the income tax payable of the parent company in the United States.  In contrast, Taiwan and the United States do not have tax treaties. VIVIC TW is a branch, not a subsidiary, so all income and expenses of the Taiwan branch have to be merged with the US parent company’s income and expenses. In other words, there is no tax impact.

Therefore, from the investor’s point of view, when considering the impact of the tax burden, you only need to consider the federal and state tax rates in the United States based on the consolidated statement of the head office.

Income taxes effect for the period ended March 31, 2021 and 2020

United States of America

VIVC is registered in the State of Nevada and is subject to US federal corporate income tax. The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the years presented.

The reconciliation of income tax rate to the effective income tax rate based on (loss) income before income taxes for the three months ended March 31, 2021 and 2020 are as follows:

	Three months ended March 31,
	2021	2020

(Loss) income before income taxes	$(60,909)	$44,428
Statutory income tax rate	21%	21%
Income tax expense at statutory rate	(12,791)	9,329
Tax effect of allowance	12,791	-
Income tax expense	$-	$9,329

Taiwan

The Company’s Taiwan branch operating in Taiwan is subject to the Taiwan Profits Tax at the income tax rates ranging from 20% on the assessable income arising in Taiwan during its tax year. The operation in Taiwan incurred an operating loss and there is no provision for income tax for the three months ended March 31, 2021 and 2020.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.  The operations in Hong Kong incurred an operating loss and there is no provision for income tax for the three months ended March 31, 2021 and 2020.

The People’s Republic of China

The Company’s subsidiary operating in The People’s Republic of China (“PRC) is subject to the PRC Income Tax at the unified rate of 25% on the assessable income arising in PRC during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the three months ended March 31, 2021 and 2020 are as follows:

	Three months ended March 31,
	2021	2020

Loss before income taxes	$(1,282,648)	$(63,495)
Statutory income tax rate	25%	25%
Income tax expense at statutory rate	(320,662)	(15,874)
Net operating loss	320,662	15,874
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
		(Audited)
Deferred tax assets on
Net operating loss carryforwards:
-United States	$12,791	$106,222
-Taiwan	3,328	28,004
-Hong Kong	6,029	11,691
-PRC	320,662	61,467
	342,810	207,384
Less: valuation allowance	(342,810)	(207,384)
Deferred tax assets, net	$-	$-

As of March 31, 2021, the operations, as aggregate, are incurred $1,305,334 of cumulative net operating losses which can be carried forward to offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $25,468 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Income taxes effect for the period ended December 31, 2020 and 2019

The reconciliation of income tax rate to the effective income tax rate based on (loss) income before income taxes for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019 are as follows:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

(Loss) income before income taxes	$(505,817)	$(160,566)	$33,054
Statutory income tax rate	21%	21%	21%

Income tax expense at statutory rate	(106,222)	(33,719)	6,941
Tax effect of non-deductible items	-	62,841	-
Net operating loss	106,222	-	-
Income tax expense	$-	$29,122	$6,941

Taiwan

The Company operating a branch office in Taiwan is subject to the Taiwan Profits Tax at the income tax rates ranging from 20% on the assessable income arising in Taiwan during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 201are as follows:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Loss before income taxes	$(140,022)	$(36,825)	$-
Statutory income tax rate	20%	20%	20%
Income tax expense at statutory rate	(28,004)	(7,365)	-
Net operating loss	28,004	7,365	-
Income tax expense	$-	$-	$-

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the income tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019 are as follows:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Loss before income taxes	$(70,817)	$(39,123)	$-
Statutory income tax rate	16.5%	16.5%	16.5%
Income tax expense at statutory rate	(11,685)	(6,455)	-
Tax effect of non-taxable income	(6)	(53)	-
Tax effect of non-deductible items	-	189	-
Net operating loss	11,691	6,319	-
Income tax expense	$-	$-	$-

The People’s Republic of China

The Company’s subsidiary operating in The People’s Republic of China (“PRC) is subject to the PRC Income Tax at the unified rate of 25% on the assessable income arising in PRC during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019 are as follows:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Loss before income taxes	$(245,868)	$(96,608)	$-

Statutory income tax rate	25%	25%	25%
Income tax expense at statutory rate	(61,467)	(24,152)	-
Net operating loss	61,467	24,152	-
Income tax expense	$-	$-	$-

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of December 31, 2020 and 2019:

As of December 31,

	2020	2019

Net operating loss carryforwards:
-United States	$106,222	$-
-Taiwan	28,004	7,365
-Hong Kong	11,691	6,319
-PRC	61,467	24,152
-	207,384	37,836
Less: valuation allowance	(207,384)	(37,836)
Deferred tax assets, net	$-	$-

As of December 31, 2020, the operations incurred $962,524 of cumulative net operating losses which can be carried forward to offset future taxable income. Net operating loss carryforwards can only carry 20 years, 10 years and 5 years for United States, Taiwan and PRC, respectively. There is no expiry in net operating loss carryforwards for Hong Kong. The Company has provided for a full valuation allowance against the deferred tax assets of $207,384 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

LEGAL MATTERS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://sec.report that contains reports and other information regarding issuers that file electronically with the Commission.

FINANCIAL STATEMENTS

Our year end is December 31.  Our audited financial statements are provided to our stockholders on an annual basis.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$
Listing Fees	$
Transfer Agent Fees	$
Accounting fees and expenses	$
Legal fees and expenses	$
Total	$

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTOR AND OFFICER

Our bylaws provide that we will indemnify our director and officer to the fullest extent permitted by the Nevada  corporation laws.

There is no pending litigation or proceeding naming any our director or officer to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

RECENT SALES OF UNREGISTERED SECURITIES

For the year ended April 30, 2018, the Company issued 3,360,000 (post-forward split) shares of its common stock at $0.03 per share for total proceeds of $25,200.

For the year ended April 30, 2019, the Company issued 96,024,000 (post-forward split) shares of its common stock at $0.001 per share for total proceeds of $24,006.

For the period ended December 31, 2019, the Company cancelled 85,020,800 (post-forward split) shares of its common stock.

On November 2, 2019, the Company approved an amendment to its Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of November 19, 2019, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock.

On January 15, 2020, the Company approved an amendment to the Company’s Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of January 20, 2020, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock. This amendment supersedes the amendment filed on November 2, 2019 regarding the same Four for One (4:1) forward split.

On January 20, 2020, after Four for One (4:1) forward split,  there were 32,363,200 shares of our common stock and 832,200 shares of preferred stock issued and outstanding that were held by 65 shareholders.

1

On March 28, 2020, the Company approved a transfer for 16,431,298 shares.

On June 29, 2020, the Company cancelled 19,512,441 shares of its common stock.

On July 10, 2020, the Company issued 13,083,162 shares of its common stock at $0.1 per share for total proceeds of $1,308,316.20

On August 12, 2020, the Company cancelled 1,463,755 shares of its common stock and approved a transfer for 5,032,673 of its common stock.

On March 5, 2021,  the company issued 468,888 shares to convert debt in the amount of $464,199.12 (RMB3,000,000)

On April 23, 2021,  the company issued 462,888 shares to convert debt in the amount of $462,888.00 (RMB3,006,110.74)

Since the Company expanded the business operations to include new types of marine tourism after the change of management in December 2019, the revenue and profit had not been as expected. These responsibilities are borne by the board of directors at that time, and these directors (major shareholders) are also willing to cancel their stock for capital reduction, in order to free up more shares to new investors.  The board of directors was also reorganized.  Most of the directors resigned. The current shareholders, most of them are investors who recapitalized in the Company in July 2020. Existing shareholders will not plan to cancel their shares in the future.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Articles of Incorporation and Amendments and Certificate of Designation
3.2	Bylaws
5.1	Legal Opinion by Bernard & Yam, LLP
10.1	Wenzhou Yangfushan Marina leasing contract
10.2*	Kha Shing TW- The Exclusive Dealership and Sales Agreement
10.3*	Everest Capital Corporation- the Consulting Agreement
10.4*	Honetech Inc. – the Consulting Agreement
10.5*	Continental Development Corporation – the Consulting Agreement
10.6*	Go Right Holdings Ltd. – the Consulting Agreement
23.1	Auditor Consent

*Incorporated by reference to the Amendment No. 2 to the Form S-1 Registration Statement filed on February 17, 2021

2

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

 1.To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

 2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3.    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

 4.    That, for determining our liability under the Securities Act to any  purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;

(iv) and any other communication that is an offer in the offering made by us to the purchaser

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

 In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses incurred  or paid by one of our  Directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our Directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Vivic Corp
(Registrant)

Date:	June 1, 2021	By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President and Chief Executive Officer, Chairman of the Board, Director Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Shang-Chiai Kung Shang-Chiai Kung	President and Chief Executive Officer, Chairman of the Board, Director (Principal Executive Officer)	June 1, 2021

/s/ Cheng-Hsing Hsu Cheng-Hsing Hsu	Director, CFO, (Principal Accounting Officer)	June 1, 2021
/s/ Cheng-Lung Soong Cheng-Lung Soong	Director and Secretary	June 1, 2021

4

VIVIC CORP.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

PAGE

Condensed Consolidated Balance Sheets as of March 31, 2021 and December 31, 2020 (audited)	f

Condensed Consolidated Statements of Operations And Comprehensive Loss for the Three Months ended March 31, 2021 and 2020	g

Condensed Consolidated Statements of Cash Flows for the Three Months ended March 31, 2021 and 2020	h

Condensed Consolidated Statement of Shareholders’ (Deficit) Equity for the Three Months ended March 31, 2021 and 2020	i

Notes to Condensed Consolidated Financial Statements	j-v

5

VIVIC CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2021 AND DECEMBER 31, 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$592,352	$504,179
Trade receivable	6,000	-
Deposits and repayments	393,531	77,213
Other receivables	75,364	54,018
Total current assets	1,067,247	635,410

Non-current assets:
Property, plant and equipment, net	235,560	246,275

TOTAL ASSETS	$1,302,807	$881,685

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade payable	$40,891	$12,473
Accrued liabilities and other payable	764,986	70,377
Receipt in advance	15,538	-
Loan from third party	152,588	-
Amounts due to related parties	526,943	523,465
Current portion of lease liability	6,117	5,924
Income tax payable	29,675	29,675
Total current liabilities	1,536,738	641,914

Non-current liabilities:
Lease liability	2,540	4,261
Promissory note	87,500	87,500
	90,040	91,761

TOTAL LIABILITIES	1,626,778	733,675

Commitments and contingencies	-	-

Shareholders’ (deficit) equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 832,000 and 832,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020	832	832
Common stock, $0.001 par value; 70,000,000 shares authorized; 24,939,054 and 24,470,166 shares issued and outstanding as of March 31, 2021 and December 31, 2020	24,939	24,470
Common stock to be issued	720,000	-
Additional paid-in capital	1,804,885	1,341,155
Accumulated other comprehensive income (loss)	14,930	(2,240)
Accumulated deficits	(2,666,434)	(1,300,505)

Total Vivic Corp. shareholders’ (deficit) equity	(100,848)	63,712
Non-controlling interest	(223,123)	84,298

Total (deficit) equity	(323,971)	148,010

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$1,302,807	$881,685

See accompanying notes to condensed consolidated financial statements.

6

VIVIC CORP.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Three months ended March 31,
	2021	2020

Revenues, net	$19,194	$111,877

Cost of revenue	(8,012)	(5,158)

Gross profit	11,182	106,719

Operating expenses
General and administrative expenses	(279,856)	(176,347)

Total operating expenses	(279,856)	(176,347)

Loss from operations	(268,674)	(69,628)

Other income
Impairment of goodwill	(1,126,324)	-
Interest expense	(1,037)	(390)
Interest income	51	17
Other income	40	-

Total other income (expense)	(1,127,270)	(373)

Loss before income taxes	(1,395,944)	(70,001)

Income taxes	-	(9,329)

NET LOSS	(1,395,944)	(79,330)

Net loss attributable to non-controlling interest	(30,015)	(6,465)

Net loss attributable to Vivic Corp.	$(1,365,929)	$(72,865)

Other comprehensive income:
Foreign currency translation gain	17,170	4,689

COMRPEHENSIVE LOSS	$(1,348,759)	$(68,176)

Net loss per share – Basic and Diluted	$(0.09)	$(0.00)

Weighted average common shares outstanding
– Basic and Diluted	17,536,463	32,363,200

See accompanying notes to condensed consolidated financial statements.

7

VIVIC CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(1,395,944)	$(79,330)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property, plant and equipment	10,136	9,294
Interest expense	774	-
Impairment of goodwill	1,126,324	-

Change in operating assets and liabilities:
Accounts receivable	(6,000)	(4,000)
Other receivables	(51,459)	(11,802)
Deposits and prepayments	(232,096)	(123,621)
Deferred revenue	-	(10,504)
Accounts payable	25,314	8,711
Accrued liabilities and other payables	(19,551)	(13,428)
Receipt in advance	15,538	-
Income tax	-	298

Net cash used in operating activities	(526,964)	(224,382)

Cash flows from financing activities:
Cash from acquisition of a subsidiary	5,203	-

Net cash generated from investing activities	5,203	-

Cash flows from financing activities:
Advances from related parties	3,478	(20,468)
Proceeds from issuance of common stocks	464,199	-
Proceeds from third party loan	152,588	-
Repayment of lease liability	(1,488)	(1,235)

Net cash generated from (used in) financing activities	618,777	(21,703)

Effect on exchange rate change on cash and cash equivalents	(8,843)	8,822

NET CHANGE IN CASH AND CASH EQUIVALENTS	88,173	(237,263)

BEGINNING OF PERIOD	504,179	562,503

END OF PERIOD	$592,352	$325,240

Supplemental Cash Flows Information:
Cash paid for interest	$263	$390
Cash paid for tax	$-	$9,031

8

See accompanying notes to condensed consolidated financial statements.

9

VIVIC CORP.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Equity attributable to VIVIC Corp. shareholders
	Preferred stock		Common stock		Common stock to be issued		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficits	Noncontrolling interests	Total shareholders’ deficit
	No. of shares	Amount	No. of shares	Amount	No. of shares	Amount

Balance as of January 1, 2021	832,000	$832	24,470,166	$24,470	-	$-	$1,341,155	$(2,240)	$(1,300,505)	$84,298	$148,010

Shares issued for loan repayment	-	-	468,888	469			463,730	-	-	-	464,199
Acquisition of subsidiary	-	-	-	-	300,000	720,000	-	-	-	(277,406)	(442,594)
Foreign currency translation adjustment	-	-	-	-	-	-	-	17,170	-	-	17,170
Net loss for the period	-	-	-	-	-	-	-	-	(1,365,929)	(30,015)	(1,395,944)

Balance as of March 31, 2021	832,000	$832	24,939,054	24,939	720,000	$720,000	$1,804,885	$14,930	$(2,666,434)	$(223,123)	$(323,971)

Balance as of January 1, 2020	832,000	$832	32,363,200	$32,363	-	$-	$24,946	$(1,319)	$(344,788)	$116,105	$(171,861)

Foreign currency translation adjustment	-	-	-	-	-	-	-	4,689	-	-	4,689
Net loss for the period	-	-	-	-	-	-	-	-	(72,865)	(6,465)	(79,330)
					-

Balance as of March 31, 2020	832,000	$832	32,363,200	32,363	-	$-	$24,946	$3,370	$(417,653)	$109,640	$(246,502)

See accompanying notes to condensed consolidated financial statements.

10

VIVIC CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE－1BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of December 31, 2020 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended March 31, 2021 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2021 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Management’s Discussion and the audited financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2020.

NOTE－2ORGANIZATION AND BUSINESS BACKGROUND

VIVIC CORP. (the "Company" or “VIVC”) is a corporation established under the corporation laws in the State of Nevada on February 16, 2017. Starting December 27, 2018, associated with the change of management, we expanded our business operations to include new types of marine tourism.  In addition, we started making efforts to enter into the businesses of constructing marinas and constructing yachts in the mainland China under the brand of Monte Fino. Monte Fino is a famous yacht brand owned by Taiwan Kha Shing Yacht Company, one of the leading yacht manufacturers in the world.

It has also developed and operates “Joy Wave”(享浪)，an online yacht rental and leisure service business in Guangzhou, China. In the mainland China and Taiwan, primarily through the Internet, we provide third-party yacht and marine tourism services.  This marine tourism involves high quality coastal tourism attractions in Taiwan and China including Hainan, Guangdong, Xiamen, and Quanzhou.

In the field of marine tourism, the number of yachts that can be rented has been increased through a yacht-sharing program system, which can provide services for more customers.

The Company also started to develop energy-saving yacht engines. Because it has advanced technology, it can achieve up to 50% energy efficiency. This energy-saving and innovative technology may be applied to new energy-saving engines for yachts. This innovative technology may bring favorable changes to the yachting industry and promote a low-carbon tourism for global environmental protection.

Set forth below is information on organizational developments regarding the Company. During the period ended March 31, 2021 and year ended December 31, 2020, the Company, through its subsidiaries, mainly engaged in providing consultancy services in Hong Kong, Macau and The People’s Republic of China for marina construction and yacht brokerage.

On August 2, 2019, the Company formed a 75% owned subsidiary named Vivic Corporation (Guangzhou) Co., Limited in the People’s Republic of China.

On September 19, 2019, the Company approved the change of fiscal year from April 30 to December 31.

On October 15, 2019, the Company acquired Khashing Yachts Industry (Guangdong) Limited (formerly known as Guangzhou Monte Fino Yacht Company Limited (MF)), a Chinese limited liability company.  MF holds the exclusive license to use the brand “Monte Fino” in the mainland China. Khashing Yachts Industry (Guangdong) Limited is in the process of applying for licenses to

k

develop a yacht marina in Shanwei City, Guangdong Province, China. Khashing Yachts Industry (Guangdong) Limited is also trying to obtain the necessary licenses to develop a marina in Fujian Province, China.

On November 22, 2019, the Company formed a 75% owned subsidiary namely Vivic Corporation (Fujian) Co., Limited in the People’s Republic of China.

On January 15, 2020, the Company approved an amendment to the Company’s Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of January 20, 2020, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock. This amendment supersedes the amendment filed on November 2, 2019 regarding the same Four for One (4:1) forward split. The number of authorized shares and par value remain unchanged.  All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

On September 23, 2020, the Company formed a 70% owned subsidiary namely Zhejiang Jiaxu Yacht Company Limited in the People’s Republic of China.

On December 22, 2020, the Company formed a 60% owned subsidiary namely Khashing Yachts Industry (Hainan) Limited in the People’s Republic of China.

On December 29, 2020, the Company’s subsidiary namely Vivic Corporation (Guangzhou) Co., Limited ceased its operation and de-registered.

On January 3, 2021, the Company entered into a Joint Venture and Cooperation Agreement to acquire 60% of Shenzhen Ocean Way Yachts Services Co., Ltd and its subsidiaries.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest held

Vivic Corporation (Hong Kong) Co., Limited	Hong Kong	Investment holding and tourism consultancy service	52,000,000 ordinary shares for HK$2,159,440	75%

Vivic Corporation (Fujian) Co., Limited	The People’s Republic of China	Tourism consultancy service	Registered: RMB 10,000,000 Paid up: RMB0	75%

Khashing Yachts Industry (Guangdong) Limited (formerly Guangzhou Monte Fino Yacht Company Limited)	The People’s Republic of China	Tourism consultancy service and provision of yacht service	Registered: RMB10,000,000 Paid up: RMB4,236,132	100%

Guangzhou Hysoul Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB10,000,000 Paid up: RMB645,000 (2020: RMB550,000)	100%

Guangzhou Khashing Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB10,000,000 Paid up: RMB308,000 (2020: RMB288,000)	90%

l

Zhejiang Jiaxu Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB30,000,000 Paid up: RMB30,000	70%

Khashing Yachts Industry (Hainan) Limited	The People’s Republic of China	Tourism consultancy service and provision of yacht service	Registered: USD10,000,000 Paid up: USD0	60%

Shenzhen Ocean Way Yachts Services Co., Ltd.	The People’s Republic of China	Tourism consultancy service and provision of advertising service	Registered: RMB2,500,000 Paid up: RMB1,360,000	60%

Shenzhen LANBO Yacht Co., Ltd	The People’s Republic of China	Provision of internet technology development service	Registered: RMB100,000 Paid up: RMB100,000	39%

Jiahai Yacht (Hainan) Co., Ltd	The People’s Republic of China	Provision of yacht service	Registered: RMB10,000,000 Paid up: RMB1,000	59%

Shenzhen Cheng Tou Yacht Development Co., Ltd	The People’s Republic of China	Provision of yacht service	Registered: RMB5,000,000 Paid up: RMB0	12%

VIVC and its subsidiaries are hereinafter referred to as (the “Company”).

NOTE－3SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

•Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•Risks and Uncertainties

(8)The Company’s auditors have issued a going concern opinion. This means that there is substantial doubt that the Company can continue as an ongoing business for the next twelve months if the Company does not generate more revenues or obtain more funds for its business operations. There is no assurance that the Company can generate more revenues or obtain more investments.

(9)The Company faces strong competition from well-established companies and small independent companies. The Company will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide its services and products to customers. The Company’s opportunity to obtain customers may be limited by its financial resources and other assets.

(10)The Company relies on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. Also, due to the nature of its business, the Company may be subject to liability claims arising out of accidents or disasters causing injury to its customers, including claims for serious personal injury or death. There can be no assurance that the Company will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect its business, financial condition and results of operations.

m

(11)The Company has a trademark in China and will continue the process of applying trademarks in Taiwan and US.  There is no assurance that the trademark registration can be obtained timely.

(12)The Company is unable to afford establishing an audit committee due to limited operations and lack of revenue.

(13)As a Nevada corporation, the Company plans to be able to carry out business in the United States eventually. However, currently we don’t have any substantial asset in the U.S. and we may not be able to own any substantial asset in the near future. Lack of substantial assets will make it difficult for us to launch business operations and cause delay to the execution of our business plans in the U.S.

(14)The Company has not used a private placement memorandum, a registered stock offering or any other type of formal disclosure connected with prior sales of securities.  Therefore, there is risk that investors might seek to reverse prior purchase transactions and ask for a return of their money.

•Basis of consolidation

The condensed consolidated financial statements include the financial statements of VIVC and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•Cash and cash equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

•Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of March 31, 2021 and December 31, 2020, there was no allowance for doubtful accounts.

•Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Service yacht	10 years
Motor vehicle	5 years
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•Revenue recognition

n

Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company derives its revenues from the sale and rendering of yacht services and recognizes in full upon completion of delivery to the receiver’s location or services to the customers. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

•Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in PRC and Hong Kong maintain their books and record in their local currency, Renminbi (“RMB”) and Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

o

Translation of amounts from RMB and HK$ into US$ has been made at the following exchange rates for the period ended March 31, 2021 and year ended December 31, 2020:

	March 31, 2021	December 31, 2020
Period-end RMB:US$ exchange rate	6.5536	6.5276
Period average RMB:US$ exchange rate	6.4820	6.9001
Period-end HK$:US$ exchange rate	7.7742	7.7525
Period average HK$:US$ exchange rate	7.7569	7.7557
Period-end TWD:US$ exchange rate	28.0689	28.0772
Period average TWD:US$ exchange rate	28.4682	29.4418

•Lease

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

The Company made the policy election to not separate lease and non-lease components. Each lease component and the related non-lease components are accounted for together as a single component.

•Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

•Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•Concentrations and credit risk

The Company’s principal financial instruments subject to potential concentration of credit risk are cash and cash equivalents, including amounts held in money market accounts. The Company places cash deposits with a federally insured financial institution. The Company maintains its cash at banks and financial institutions it considers to be of high credit quality; however, the Company’s domestic cash deposits may at times exceed the Federal Deposit Insurance Corporation’s insured limit. Balances in excess of federally insured limitations may not be insured. The Company has not experienced losses on these accounts, and management believes that the Company is not exposed to significant risks on such accounts.

•Fair value of financial instruments

The carrying value of the Company’s financial instruments (excluding short-term bank borrowing and note payable): cash and cash equivalents, accounts and retention receivable, prepayments and other receivables, accounts payable, income tax payable, amount

p

due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●

Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●

Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2018-19”) which clarifies that receivables arising from operating leases are accounted for using lease guidance and not as financial instruments. In April 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” (“ASU 2019-04”) which clarifies treatment of certain credit losses. In May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief ” (“ASU 2019-05”) which provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. In November 2019, the FASB issued ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2019-11”), which provides guidance around how to report expected recoveries. In February 2020, the Financial Accounting Standards Board issued ASU No. 2020-02, “Financial Instruments - Credit Losses” (Topic 326) (“ASU 2020-02”) which provides updated guidance on how an entity should measure credit losses on financial instruments and delayed the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11 and ASU 2020-02 (collectively, “ASC 326”) are effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The adoption of ASC 326 did not have a material impact on the Company’s recognition of financial instruments within the scope of the standard.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which eliminates step two from the goodwill impairment test and instead requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The guidance is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be adopted on a prospective basis. The adoption of ASU 2017-04 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements

q

on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The adoption of ASU 2018-13 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In December 2019, the FASB issued ASU No 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019-12 is effective for public entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company does not expect ASU 2019-12 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”).  ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU No 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. ASU 2020-04 is effective beginning on March 12, 2020, and the Company may elect to apply the amendments prospectively through December 31, 2022. The Company does not expect ASU 2020-04 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

NOTE－4BUSINESS COMBINATION

On January 3, 2021, the Company  acquired 60% of the equity ownership of Shenzhen Ocean Way Yachts Services Co., Limited including all of its Subsidiaries (collectively “Ocean Way Group”) (the “Acquisition”) under the Share Transfer and Investment Agreement (“Agreement”) entered in January 3, 2021 between Guangdong Khashing, Ocean Way and Zhuang Shaorong, its 100% shareholder (“Transferor”). Under the Agreement, Transferor shall transfer to the Company 60% of the total ownership of Ocean Way in exchange for our 300,000 shares of common stock based on the current market price of $2.40 per share at grant date, approximately $720,000, and the shares will be delivered to the Transferor in three consecutive annual tranches, 100,000 shares each tranche.

In addition, the Company shall pay USD18,301 (equivalent to RMB 120,000) per month to Ocean Way as additional working capital for three consecutive years following the transfer of the equity ownership (“Working Capital Investment”).  If Ocean Way generates profits in consecutive six months, the Company may cease to pay the additional working capital.  At the conclusion of the three years, Ocean Way will carry out an appraisal of its total valuation (“Anticipated Valuation”) and in the event that the portion of the Anticipated Valuation attributed to Guangdong Khashing exceeds the Working Capital Investment, Guangdong Khashing shall pay the difference to the Transferor.

The purchase price allocation resulted in $1,126,324 of goodwill, as below:

Acquired assets:	US$
Cash and cash equivalents	$5,203
Prepayments	84,222
Plant and equipment	313
89,738

r

Less: Assumed liabilities
Accounts payable	(10,308)
Accrued liabilities and other payables	(743,498)
(753,806)

Fair value of net assets acquired	(664,068)
Non-controlling interest	277,406
Exchange difference	(19,662)
Goodwill recorded	1,126,324

Cash consideration allocated	$720,000

The Acquisition was accounted for as a business combination in accordance with ASC 805 “Business Combinations”. The Company has allocated the purchase price consideration based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from management estimation. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The goodwill is fully impaired during the period ended March 31, 2021, based on the management’s estimate.

NOTE－5GOING CONCERN UNCERTAINTIES

The accompanying condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from net loss of $1,395,944 during the three months ended March 31, 2021. Also, at March 31, 2021, the Company has incurred the accumulated deficits of $2,666,434 and working capital deficit of $469,491. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through March 31, 2022 is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE－6PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	March 31, 2021	December 31, 2020
At cost:
Service yacht	$376,922	$378,421
Motor vehicle	19,310	19,386
Office equipment	3,192	2,921
	399,424	400,728
Less: accumulated depreciation	(163,864)	(154,453)
	$235,560	$246,275

s

Depreciation expense for the three months ended March 31, 2021 and 2020 were $10,136 and $9,294, respectively.

NOTE－7AMOUNTS DUE TO RELATED PARTIES

The amounts represented temporary advances to the Company by the Company’s shareholders, which are unsecured, interest-free and have no fixed terms of repayment.

NOTE－8LOAN FROM THIRD PARTY

The amount represented a loan advanced to the Company by third party, which is unsecured and charged at 5% interest per annum.  The amount is expected to be repaid within one year.

NOTE－9LEASE LIABILITY

The Company purchased a service vehicle under a financing lease arrangement with the effective interest rate of 2.25% per annum, due through August 30, 2022, with principal and interest payable monthly. The lease liability is as follows:

Right of use assets and lease liability – right of use are as follows:

t

	March 31, 2021	December 31, 2020
		(Audited)

Right of use assets	$8,657	$10,185

Current portion	$6,117	$5,924
Non-current portion	2,540	4,261

Total	$8,657	$10,185

The lease liability – right of use is as follows:

	March 31, 2021	December 31, 2020
		(Audited)

Current portion	$6,117	$5,924
Non-current portion	2,540	4,261

Total	$8,657	$10,185

As of March 31, 2021, the maturities of the lease liability – right of use which have initial or remaining lease terms in excess of one year consist of the following:

Year ending March 31:
2022	$7,004
2023	2,843

Total:	$9,847

NOTE－10PROMISSORY NOTE

Promissory note represented the U.S. Small Business Administration, an Agency of the U.S. Government authorized a loan to the Company which bears interest at the rate of 3.75% per annum and will become repayable within 30 years, from the date of drawdown. This loan is secured by all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, (d) chattel paper, (e) receivables, (h) deposit accounts, (i) commercial tort claims and (j) general intangibles.

NOTE－11INCOME TAXES

The Company has operations in various countries and is subject to tax in the jurisdictions in which they operate, as follows:

United States of America

VIVC is registered in the State of Nevada and is subject to US federal corporate income tax. The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the years presented.

For the period ended March 31, 2021 and 2020, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2021 and December 31, 2020, the Company has accrued penalties on uncertain tax positions amounting to $25,000 and $25,000, respectively,

u

The reconciliation of income tax rate to the effective income tax rate based on (loss) income before income taxes for the three months ended March 31, 2021 and 2020 are as follows:

	Three months ended March 31,
	2021	2020

(Loss) income before income taxes	$(60,909)	$44,428
Statutory income tax rate	21%	21%
Income tax expense at statutory rate	(12,791)	9,329
Tax effect of allowance	12,791	-
Income tax expense	$-	$9,329

Taiwan

The Company’s Taiwan branch operating in Taiwan is subject to the Taiwan Profits Tax at the income tax rates ranging from 20% on the assessable income arising in Taiwan during its tax year. The operation in Taiwan incurred an operating loss and there is no provision for income tax for the three months ended March 31, 2021 and 2020.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.  The operation in Hong Kong incurred an operating loss and there is no provision for income tax for the three months ended March 31, 2021 and 2020.

The People’s Republic of China

The Company’s subsidiary operating in The People’s Republic of China (“PRC) is subject to the PRC Income Tax at the unified rate of 25% on the assessable income arising in PRC during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the three months ended March 31, 2021 and 2020 are as follows:

	Three months ended March 31,
	2021	2020

Loss before income taxes	$(1,282,648)	$(63,495)
Statutory income tax rate	25%	25%
Income tax expense at statutory rate	(320,662)	(15,874)
Net operating loss	320,662	15,874
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
		(Audited)
Deferred tax assets on
Net operating loss carryforwards:
-United States	$12,791	$106,222
-Taiwan	3,328	28,004
-Hong Kong	6,029	11,691
-PRC	320,662	61,467
	342,810	207,384
Less: valuation allowance	(342,810)	(207,384)

v

Deferred tax assets, net	$-	$-

As of March 31, 2021, the operations, as aggregate, are incurred $1,305,334 of cumulative net operating losses which can be carried forward to offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $25,468 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

NOTE－12SHAREHOLDERS’ DEFICIT

Authorized Shares

The Company’s authorized shares are 5,000,000 preferred shares and 70,000,000 common shares with a par value of $0.001 per share.

Preferred Shares

As of March 31, 2021 and December 31, 2020, the Company had a total of 832,000 and 832,000 shares of its preferred stock issued and outstanding, respectively.

Common Shares

On March 5, 2021, the Company converted a debt in the amount of $464,199 (equivalent to RMB3,000,000) (“Debt”), which was owed to Yufei Zeng, into shares of common stock, at the conversion price of $0.99 per share and issued 468,888 shares of common stock to Yufei Zeng accordingly.

As of March 31, 2021 and December 31, 2020, the Company had a total of 24,939,054, and 24,470,166 shares of its common stock issued and outstanding, respectively.

NOTE－13RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

The Company received $0 and $103,000 consultancy service income from Everest Capital Corporation, its related party during the three months ended March 31, 2021 and 2020, respectively.

The Company paid $9,000 and $9,000 consulting fee to Honetech Inc., its controlling shareholder during the three months ended March 31, 2021 and 2020, respectively.

The Company paid $0 and $15,000 consulting fee to Continental Development Corporation., the shareholder of the Company during the three months ended March 31, 2021 and 2020, respectively.

The Company paid $46,003 and $0 consulting fee to Go Right Holdings Limited., the shareholder of the Company during the three months ended March 31, 2021 and 2020, respectively.

The Company paid $34,058 and $12,226 salaries to certain shareholders during the three months ended March 31, 2021 and 2020, respectively.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

w

NOTE－14COMMITMENTS AND CONTINGENCIES

As of March 31, 2021, the Company has no material commitments and contingencies.

NOTE－15SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred March 31, 2021, up through May 14, 2021 the Company issued the unaudited condensed consolidated financial statements.

On April 23, 2021, the Company converted a debt in the amount of US$462,888 (equivalent to RMB3,006,110.74) (“Debt”), which was owed to Shuji Kuang, into shares of common stock, at the conversion rate of US$1 per share and accordingly issued 462,888 shares of common stock to Shuji Kuang.

x

VIVIC CORP.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE

Report of Independent Registered Public Accounting Firm	x

Consolidated Balance Sheets as of December 31, 2020 and 2019	y

Consolidated Statements of Operations And Comprehensive (Loss) Income for the Year ended December 31, 2020, the Period from May 1, 2019 to December 31, 2019 and the Year ended April 30, 2019	aa

Consolidated Statements of Cash Flows for the Year ended December 31, 2020, the Period from May 1, 2019 to December 31, 2019 and the Year ended April 30, 2019	bb

Consolidated Statements of Changes in Shareholders’ Equity for the Year ended December 31, 2020, the Period from May 1, 2019 to December 31, 2019 and the Year ended April 30, 2019	cc

Notes to Consolidated Financial Statements	dd-pp

y

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders and Board of Directors and of

VIVIC CORP.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vivic Corp. and Subsidiaries(the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive (loss) income, cash flows and changes in shareholders’ equity (deficit) for the year ended December 31, 2020,the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the consolidated financial statements, as of December 31, 2020, the Company has suffered from an accumulated deficit of $1,300,505. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HKCM CPA & Co.

Certified Public Accountants

We have served as the Company's auditor since 2019.

Hong Kong, China

March 26, 2021

z

VIVIC CORP.

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$504,179	$562,503
Deposits and prepayments	77,213	-
Other receivables	54,018	23,656

Total current assets	635,410	586,159

Non-current assets:
Property, plant and equipment, net	246,275	265,540

TOTAL ASSETS	$881,685	$851,699

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,473	$12,448
Accrued liabilities and other payable	70,377	306,248
Deferred revenue	-	36,841
Amounts due to related parties	523,465	617,180
Current portion of lease liabilities	5,924	5,022
Income tax payable	29,675	36,063

Total current liabilities	641,914	1,013,802

Non-current liabilities:
Lease liabilities	4,261	9,758
Promissory note	87,500	-

	91,761	9,758

TOTAL LIABILITIES	733,675	1,023,560

Commitments and contingencies	-	-

Shareholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 832,000 and 820,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively	832	832
Common stock, $0.001 par value; 70,000,000 shares authorized; 24,470,166 and 32,363,200 shares issued and outstanding as of December 31, 2020 and 2019	24,470	32,363
Additional paid-in capital	1,341,155	24,946
Accumulated other comprehensive income	(2,240)	(1,319)
Accumulated deficits	(1,300,505)	(344,788)

Total Vivic Corp. shareholders’ equity (deficit)	63,712	(287,966)
Non-controlling interest	84,298	116,105
	148,010	(171,861)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY(DEFICIT)	$881,685	$851,699

aa

# Post a Four for One (4:1) forward split effective on January 20, 2020.

See accompanying notes to consolidated financial statements.

bb

VIVIC CORP.

CONSOLIDATED STATEMENTS OFOPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Year ended December 31, 2020	8 Months from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Revenues, net	$243,508	$428,340	$99,975

Cost of revenue	(3,913)	(13,899)	-

Gross profit	239,595	414,441	99,975

Operating expenses
General and administrative	(1,261,761)	(448,792)	(66,921)

Total operating expenses	(1,261,761)	(448,792)	(66,921)

(Loss) income from operation	(1,022,166)	(34,351)	33,054

Other income (expense):
Impairment loss	-	(299,242)	-
Interest expense	(1,365)	(425)	-
Interest income	98	67	-
Other income	35,909	504	-
Exchange difference	-	325	-
Total other income (expense)	34,642	(298,771)	-

(Loss) income before income taxes	(987,524)	(333,122)	33,054

Income tax expense	-	(29,122)	(6,941)

NET (LOSS) INCOME	(987,524)	(362,244)	26,113

Net loss attributable to non-controlling interest	(31,807)	(12,211)	-

Net (loss) income attributable to Vivic Corp.	$(955,717)	$(350,033)	$26,113

Other comprehensive income (loss):
Foreign currency translation loss	(921)	(1,319)	-

COMPREHENSIVE (LOSS) INCOME	$(956,638)	$(351,352)	$26,113

Net (loss) income per share – Basic and Diluted	$(0.06)	$(0.01)	$0.00

Weighted average common shares outstanding
– Basic and Diluted	15,989,299	65,548,624	29,515,464

# Post a Four for One (4:1) forward split effective on January 20, 2020.

See accompanying notes to consolidated financial statements.

cc

VIVIC CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Year ended December 31, 2020	8 Months from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Cash flows from operating activities:
Net (loss) income	$(987,524)	$(362,244)	$26,113
Adjustments to reconcile net (loss) income to net cash (used in) generated from operating activities
Depreciation of property, plant and equipment	37,890	9,672	1,026
Impairment loss	-	299,242	-

Change in operating assets and liabilities:
Deposits and prepayments	(77,213)	45,207	(10,800)
Other receivables	(30,362)	6,234	-
Accounts payable	25	296	-
Accrued liabilities and other payable	(235,871)	228,604	11,255
Deferred revenue	(36,841)	36,841	-
Income tax payable	(6,388)	29,122	6,941
Net cash (used in) generated from operating activities	(1,336,284)	292,974	34,535

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,921)	(18,164)	-
Acquisition of a subsidiary	-	(78,868)	-
Net cash used in investing activities	(2,921)	(97,032)	-

Cash flows from financing activities:
(Repayment to) advances from related parties	(93,715)	58,159	99,937
Proceeds of loan from former shareholder	-	-	2,025
Repayment on loan from former shareholder	-	-	(4,822)
Repayment of lease liabilities	(7,032)	(1,223)	-
Proceeds from issuance of common and preferred stock	1,308,316	-	24,838
Proceeds from promissory note	87,500	-	-
Change in non-controlling interest	-	128,316	-
Net cash generated from financing activities	1,295,069	185,252	121,978

Effect on exchange rate change on cash and cash equivalents	(14,188)	10,790	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	(58,324)	391,984	156,513

BEGINNING OF YEAR/PERIOD	562,503	170,519	14,006

END OF YEAR/PERIOD	$504,179	$562,503	$170,519

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$31,031	$-	$-
Cash paid for interest	$1,365	$425	$-

NON-CASH FINANCING TRANSACTIONS
Exchange of property, plant and equipment for settlement of debt	$-	$-	$3,678
Gain on settlement of debt	$-	$-	$3,603

See accompanying notes to consolidated financial statements.

dd

VIVIC CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Equity attributable to VIVIC Corp. shareholders
	Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive loss	Accumulated losses	Noncontrolling interests	Total shareholders’ deficit
	No. of shares	Amount	No. of shares	Amount

Balance as of May 1, 2018	-	$-	21,360,000	21,360	$8,340	$-	$(20,868)	$-	$8,832

Shares issued for placements	832,000	832	96,024,000	96,024	(72,018)	-	-	-	24,838
Gain on settlement of debt	-	-	-	-	3,603	-	-	-	3,603
Net income for the year	-	-	-	-	-	-	26,113	-	26,113

Balance as of April 30, 2019	832,000	$832	117,384,000	117,384	$(60,075)	$-	$5,245	$-	$63,386

Balance as of May 1, 2019	832,000	$832	117,384,000	117,384	$(60,075)	$-	$5,245	$-	$63,386

Shares cancelled	-	-	(85,020,800)	(85,021)	85,021	-	-	-	-
Acquisition of a subsidiary	-	-	-	-	-	-	-	128,316	128,316
Foreign currency translation adjustment	-	-	-	-	-	(1,319)	-	-	(1,319)
Net loss for the period	-	-	-	-	-	-	(350,033)	(12,211)	(362,244)

Balance as of December 31, 2019	832,000	$832	32,363,200	$32,363	$24,946	$(1,319)	$(344,788)	$116,105	$(171,861)

Balance as of January 1, 2020	832,000	$832	32,363,200	$32,363	$24,946	$(1,319)	$(344,788)	$116,105	$(171,861)

Shares cancelled	-	-	(20,976,196)	(20,976)	20,976	-	-	-	-
Shares issued for placements	-	-	13,083,162	13,083	1,295,233	-	-	-	1,308,316
Foreign currency translation adjustment	-	-	-	-	-	(921)	-	-	(921)
Net loss for the year	-	-	-	-	-	-	(955,717)	(31,807)	(987,524)

Balance as of December 31, 2020	832,000	$832	24,470,166	$24,470	$1,341,155	$(2,240)	$(1,300,505)	$84,298	$148,010

# Post a Four for One (4:1) forward split effective on January 20, 2020.                                  See accompanying notes to consolidated financial statements.

ee

VIVIC CORP.

NOTES TO CONSOLIDATEDFINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

FOR THE PERIOD FROM MAY 1, 2019 TODECEMBER 31, 2019

FOR THE YEAR ENDED APRIL 30, 2019

NOTE－1ORGANIZATION AND BUSINESS BACKGROUND

VIVIC CORP. (the "Company" or “VIVC”) is a corporation established under the corporation laws in the State of Nevada on February 16, 2017. Starting December 27, 2018, associated with the change of management, we expanded our business operations to include new types of marine tourism. In addition, we started making efforts to enter into the businesses of constructing marinas and constructing yachts in the mainland China under the brand of Monte Fino. Monte Fino is a famous yacht brand owned by Taiwan Kha Shing Yacht Company, one of the leading yacht manufacturers in the world.

It has also developed and operates “Joy Wave”(享浪)，an online yacht rental and leisure service business in Guangzhou, China. In the mainland China and Taiwan, primarily through the Internet, we provide third-party yacht and marine tourism services.  This marine tourism involves high quality coastal tourism attractions in Taiwan and China including Hainan, Guangdong, Xiamen, and Quanzhou.

In the field of marine tourism, the number of yachts that can be rented has been increased through a yacht-sharing program system, which can provide services for more customers.

The Company also started to develop energy-saving yacht engines. Because it has advanced technology, it can achieve up to 50% energy efficiency. This energy-saving and innovative technology may be applied to new energy-saving engines for yachts. This innovative technology may bring favorable changes to the yachting industry and promote a low-carbon tourism for global environmental protection.

Set forth below is information on organizational developments regarding the Company. During the year ended December 31, 2020 and 8 months ended December 31, 2019, the Company, through its subsidiaries, mainly engaged in providing consultancy services in Hong Kong, Macau and The People’s Republic of China for marina construction and yacht brokerage.

On August 2, 2019, the Company formed a 75% owned subsidiary named Vivic Corporation (Guangzhou) Co., Limited in the People’s Republic of China.

On September 19, 2019, the Company approved the change of fiscal year from April 30 to December 31.

On October 15, 2019, the Company acquired Khashing Yachts Industry (Guangdong) Limited (formerly known as Guangzhou Monte Fino Yacht Company Limited (MF)), a Chinese limited liability company.  MF holds the exclusive license to use the brand “Monte Fino” in the mainland China. Khashing Yachts Industry (Guangdong) Limited is in the process of applying for licenses to develop a yacht marina in Shanwei City, Guangdong Province, China. Khashing Yachts Industry (Guangdong) Limited is also trying to obtain the necessary licenses to develop a marina in Fujian Province, China.

On November 22, 2019, the Company formed a 75% owned subsidiary namely Vivic Corporation (Fujian) Co., Limited in the People’s Republic of China.

On January 15, 2020, the Company approved an amendment to the Company’s Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of January 20, 2020, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock. This amendment supersedes the amendment filed on November 2, 2019 regarding the same Four for One (4:1) forward split. The number of authorized shares and par value remain unchanged.  All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

On September 23, 2020, the Company formed a 70% owned subsidiary namely Zhejiang Jiaxu Yacht Company Limited in the People’s Republic of China.

ff

On December 22, 2020, the Company formed a 60% owned subsidiary namely Khashing Yachts Industry (Hainan) Limited in the People’s Republic of China.

On December 29, 2020, the Company’s subsidiary namely Vivic Corporation (Guangzhou) Co., Limited ceased its operation and de-registered.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest held

Vivic Corporation (Hong Kong) Co., Limited	Hong Kong	Investment holding and tourism consultancy service	52,000,000 ordinary shares for HK$2,159,440	75%

Vivic Corporation (Fujian) Co., Limited	The People’s Republic of China	Tourism consultancy service	Registered: RMB 10,000,000 Paid up: RMB0	75%

Khashing Yachts Industry (Guangdong) Limited (formerly Guangzhou Monte Fino Yacht Company Limited)	The People’s Republic of China	Tourism consultancy service and provision of yacht service	Registered: RMB10,000,000 Paid up: RMB4,236,132	100%

Guangzhou Hysoul Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB10,000,000 Paid up: RMB550,000	100%

Guangzhou Khashing Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB 10,000,000 Paid up: RMB288,000	90%

Zhejiang Jiaxu Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB30,000,000 Paid up: RMB30,000	70%

Khashing Yachts Industry (Hainan) Limited	The People’s Republic of China	Tourism consultancy service and provision of yacht service	Registered: USD10,000,000 Paid up: USD0	60%

VIVC and its subsidiaries are hereinafter referred to as (the “Company”).

NOTE－2SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

•Use of estimates

gg

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the period/years reported. Actual results may differ from these estimates.

•Risks and uncertainties

(15)The Company’s auditors have issued a going concern opinion. This means that there is substantial doubt that the Company can continue as an ongoing business for the next twelve months if the Company does not generate more revenues or obtain more funds for its business operations. There is no assurance that the Company can generate more revenues or obtain more investments.

(16)The Company faces strong competition from well-established companies and small independent companies. The Company will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide its services and products to customers. The Company’s opportunity to obtain customers may be limited by its financial resources and other assets.

(17)The Company relies on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. Also, due to the nature of its business, the Company may be subject to liability claims arising out of accidents or disasters causing injury to its customers, including claims for serious personal injury or death. There can be no assurance that the Company will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect its business, financial condition and results of operations.

(18)The Company has a trademark in China and will continue the process of applying trademarks in Taiwan and US.  There is no assurance that the trademark registration can be obtained timely.

(19)The Company is unable to afford establishing an audit committee due to limited operations and lack of revenue.

(20)As a Nevada corporation, the Company plans to be able to carry out business in the United States eventually. However, currently we don’t have any substantial asset in the U.S. and we may not be able to own any substantial asset in the near future. Lack of substantial assets will make it difficult for us to launch business operations and cause delay to the execution of our business plans in the U.S.

(21)The Company has not used a private placement memorandum, a registered stock offering or any other type of formal disclosure connected with prior sales of securities.  Therefore, there is risk that investors might seek to reverse prior purchase transactions and ask for a return of their money.

•Basis of consolidation

The consolidated financial statements include the financial statements of VIVC and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2020 and 2019, there was no allowance for doubtful accounts.

hh

•Cash and cash equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

•Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Service yacht	10 years
Motor vehicle	5 years
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•Revenue recognition

Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company derives its revenues from the sale and rendering of yacht services and recognizes in full upon completion of delivery to the receiver’s location or services to the customers. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

•Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statement of shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

ii

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in PRC, Hong Kong and Taiwan maintain their books and record in their local currency, Renminbi (“RMB”), Hong Kong dollars (“HK$”) and Taiwanese dollars (“TWD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from RMB and HK$ into US$ has been made at the following exchange rates for the year ended December 31, 2020, the period ended December 31, 2019 and the year ended April 30, 2019:

	December 31,		April 30,
	2020	2019	2019
Year/Period-end RMB:US$ exchange rate	6.5276	6.9668	6.9668
Annual/Period average RMB:US$ exchange rate	6.9001	6.9072	6.9668
Year/Period-end HK$:US$ exchange rate	7.7525	7.7872	7.7872
Annual/Period average HK$:US$ exchange rate	7.7557	7.8346	7.8346
Year/Period-end TWD:US$ exchange rate	28.0772	29.9724	-
Annual/Period average TWD:US$ exchange rate	29.4418	30.9120	-

•Lease

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

The Company made the policy election to not separate lease and non-lease components. Each lease component and the related non-lease components are accounted for together as a single component.

•Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

jj

•Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•Concentrations and Credit Risk

The Company’s principal financial instruments subject to potential concentration of credit risk are cash and cash equivalents, including amounts held in money market accounts. The Company places cash deposits with a federally insured financial institution. The Company maintains its cash at banks and financial institutions it considers to be of high credit quality; however, the Company’s domestic cash deposits may at times exceed the Federal Deposit Insurance Corporation’s insured limit. Balances in excess of federally insured limitations may not be insured. The Company has not experienced losses on these accounts, and management believes that the Company is not exposed to significant risks on such accounts.

•Fair value of financial instruments

The carrying value of the Company’s financial instruments (excluding finance lease): cash and cash equivalents, accounts receivable, amount due to a related party, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●

Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●

Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2018-19”) which clarifies that receivables arising from operating leases are accounted for using lease guidance and not as financial instruments. In April 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives

kk

and Hedging, and Topic 825, Financial Instruments” (“ASU 2019-04”) which clarifies treatment of certain credit losses. In May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief ” (“ASU 2019-05”) which provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. In November 2019, the FASB issued ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2019-11”), which provides guidance around how to report expected recoveries. In February 2020, the Financial Accounting Standards Board issued ASU No. 2020-02, “Financial Instruments - Credit Losses” (Topic 326) (“ASU 2020-02”) which provides updated guidance on how an entity should measure credit losses on financial instruments and delayed the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11 and ASU 2020-02 (collectively, “ASC 326”) are effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The adoption of ASC 326 did not have a material impact on the Company’s recognition of financial instruments within the scope of the standard.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which eliminates step two from the goodwill impairment test and instead requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The guidance is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be adopted on a prospective basis. The adoption of ASU 2017-04 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The adoption of ASU 2018-13 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In December 2019, the FASB issued ASU No 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019-12 is effective for public entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company does not expect ASU 2019-12 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”).  ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU No 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. ASU 2020-04 is effective beginning on March 12, 2020, and the Company may elect to apply the amendments prospectively through December 31, 2022. The Company does not expect ASU 2020-04 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

NOTE－3GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from net loss of $987,524 during the year ended December 31, 2020. Also, at December 31, 2020, the Company has incurred the accumulated deficits of $1,300,505. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

ll

The continuation of the Company as a going concern through December 31, 2021 is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE－4PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	December 31,
	2020	2019
At cost:
Service yacht	$378,421	$354,568
Motor vehicle	19,386	18,164
Office equipment	2,921	-
Less: accumulated depreciation	(154,453)	(107,192)
	$246,275	$265,540

Depreciation expense for the year ended December 31, 2020,the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019 were $37,890, $9,672 and $1,026, respectively.

NOTE－5AMOUNTS DUE TO RELATED PARTIES

The amounts represented temporary advances to the Company by the shareholders of the Company, which were unsecured, interest-free and had no fixed terms of repayments.

NOTE－6LEASE LIABILITY

The Company purchased a service vehicle under a finance lease agreement with the effective interest rate of 2.25% per annum, due through August 30, 2022, with principal and interest payable monthly. The lease liability is as follows:

Right of use assets and Lease liability – right of use are as follows:

	December 31,
	2020	2019

Right of use assets	$10,185	$17,526

Current portion	$5,924	$5,022
Non-current portion	4,261	9,758

Total	$10,185	$14,780

The lease liability – right of use is as follows:

	December 31,
	2020	2019

Current portion	$5,924	$5,022
Non-current portion	4,261	9,758

mm

Total	$10,185	$14,780

As of December 31, 2020, the maturities of the lease liability – right of use which have initial or remaining lease terms in excess of one year consist of the following:

Year ending December 31:
2021	$5,923
2022	6,016

Total:	$11,939

NOTE－7PROMISSORY NOTE

Promissory note represented the U.S. Small Business Administration, an Agency of the U.S. Government authorized a loan to the Company which bears interest at the rate of 3.75% per annum and will become repayable within 30 years, from the date of drawdown. This loan is secured by all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, (d) chattel paper, (e) receivables, (h) deposit accounts, (i) commercial tort claims and (j) general intangibles.

NOTE－8INCOME TAXES

The Company has operations in various countries and is subject to tax in the jurisdictions in which they operate, as follows:

United States of America

VIVC is registered in the State of Nevada and is subject to US federal corporate income tax. The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the years presented.

For the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2020 and 2019, the Company has accrued penalties on uncertain tax positions amounting to $25,000 and $0, respectively,

The reconciliation of income tax rate to the effective income tax rate based on (loss) income before income taxes for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019 are as follows:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

(Loss) income before income taxes	$(505,817)	$(160,566)	$33,054
Statutory income tax rate	21%	21%	21%
Income tax expense at statutory rate	(106,222)	(33,719)	6,941
Tax effect of non-deductible items	-	62,841	-
Net operating loss	106,222	-	-
Income tax expense	$-	$29,122	$6,941

Taiwan

The Company operating a branch office in Taiwan is subject to the Taiwan Profits Tax at the income tax rates ranging from 20% on the assessable income arising in Taiwan during its tax year.

nn

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 201are as follows:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Loss before income taxes	$(140,022)	$(36,825)	$-
Statutory income tax rate	20%	20%	20%
Income tax expense at statutory rate	(28,004)	(7,365)	-
Net operating loss	28,004	7,365	-
Income tax expense	$-	$-	$-

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the income tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019 are as follows:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Loss before income taxes	$(70,817)	$(39,123)	$-
Statutory income tax rate	16.5%	16.5%	16.5%
Income tax expense at statutory rate	(11,685)	(6,455)	-
Tax effect of non-taxable income	(6)	(53)	-
Tax effect of non-deductible items	-	189	-
Net operating loss	11,691	6,319	-
Income tax expense	$-	$-	$-

The People’s Republic of China

The Company’s subsidiary operating in The People’s Republic of China (“PRC) is subject to the PRC Income Tax at the unified rate of 25% on the assessable income arising in PRC during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on loss before income taxes for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019 are as follows:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Loss before income taxes	$(245,868)	$(96,608)	$-
Statutory income tax rate	25%	25%	25%
Income tax expense at statutory rate	(61,467)	(24,152)	-
Net operating loss	61,467	24,152	-
Income tax expense	$-	$-	$-

oo

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of December 31, 2020 and 2019:

As of December 31,

pp

	2020	2019

Net operating loss carryforwards:
-United States	$106,222	$-
-Taiwan	28,004	7,365
-Hong Kong	11,691	6,319
-PRC	61,467	24,152
-	207,384	37,836
Less: valuation allowance	(207,384)	(37,836)
Deferred tax assets, net	$-	$-

As of December 31, 2020, the operations incurred $962,524 of cumulative net operating losses which can be carried forward to offset future taxable income. Net operating loss carryforwards can only carry 20 years, 10 years and 5 years for United States, Taiwan and PRC, respectively. There is no expiry in net operating loss carryforwards for Hong Kong. The Company has provided for a full valuation allowance against the deferred tax assets of $207,384 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

NOTE－9SHAREHOLDERS’EQUITY (DEFICIT)

Authorized Shares

The Company’s authorized shares are 5,000,000 preferred shares and 70,000,000 common shares with a par value of $0.001 per share.

The following is a summary of the material rights and restrictions associated with the Company’s common stock. This description does not purport to be a complete description of all of the rights of the Company’s stockholders and is subject to, and qualified in its entirety by, the provisions of the current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of the Company’s common stock currently have (i) equal ratable rights to dividends from funds legally available if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

The Company’s Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

The holders of the Company’s preferred stock currently have (i) the right to convert the Preferred Stock to Common Stock at the conversion rate of Ten (10) shares of Common Stock for each share of Series A Preferred Stock (ii) are entitled to participate in the distribution of assets of the Corporation to the holders of its Common Stock, whether such assets are from capital, surplus or earnings in an amount up to the value of the Series A Preferred Stock at the time of the liquidation. (iii) are entitled to the dividend equal to the aggregate dividends for Ten (10) shares of common stock for every one share of Series A Preferred Stock (iv) have voting rights equal to 50 votes per share of Series A Preferred Stock (v) have the right to transfer each share of the Series A Preferred Stock to any third party at any time in such holder's sole and absolute discretion, subject to compliance with applicable securities laws.

Preferred Shares

As of December 31, 2020 and 2019, the Company had a total of 832,000 and 832,000 shares of its preferred stock issued and outstanding, respectively.

Common Shares

On August 12, 2020, the Company approved to cancel 1,463,755 shares of common stock.

On July 10, 2020, the Company approved to issue 13,083,162 shares of common stock to a group of individuals and entities pursuant to the stock purchase agreements.

On June 29, 2020, the Company approved the share cancellation agreements to cancel 19,512,441 shares of common stock held by a group of individuals and entities.

On January 15, 2020, the Company approved an amendment to the Company’s Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of January 20, 2020, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock. This amendment supersedes the amendment filed on November 2, 2019 regarding the same Four for One (4:1) forward split. The number of authorized shares and par value remain unchanged.  All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

The number of authorized shares and par value remain unchanged. All share and per share information in this consolidated financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

As of December 31, 2020 and 2019, the Company had a total of 24,470,166and 32,363,200shares of its common stock issued and outstanding, respectively.

NOTE－10NET (LOSS) INCOME PER SHARE

Basic net (loss) income per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net (loss) income per share. The following table sets forth the computation of basic and diluted net (loss) income per share for the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019:

	Year ended December 31, 2020	8 months period from May 1, 2019 to December 31, 2019	Year ended April 30, 2019

Net (loss) income for basic and diluted attributable to Vivic Corp.	$(955,717)	$(350,033)	$26,113

Weighted average common stock outstanding
-Basicand Diluted	15,989,299	65,548,624	29,515,464

Net (loss) income per share of common stock – basic and diluted	$(0.06)	$(0.01)	$0.00

NOTE－11PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in PRC, Taiwan and Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, $11,325, $4,449 and $0 contributions were made accordingly.

NOTE－12RELATED PARTY TRANSACTIONS

qq

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

In October 15, 2019, the Company paid $85,000 to Kung Yun-Kuang, its director to acquire subsidiary – Khashing Yachts Industry (Guangdong) Limited (formerly Guangzhou Monte Fino Yacht Company Limited).

The Company received $193,000, $424,000 and $0 consultancy service income from Everest Capital Corporation, its related party during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

The Company paid $96,000, $37,500 and $0 consulting fee to Honetech Inc., its controlling shareholder during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

The Company paid $60,000, $60,000 and $0 consulting fee to Continental Development Corporation, the shareholder of the Company during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

The Company paid $410,500, $0 and $0 consulting fee to Go Right Holdings Limited., the shareholder of the Company during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

The Company paid $111,377, $11,964 and $0 salaries to certain shareholders during the year ended December 31, 2020, the period from May 1, 2019 to December 31, 2019 and the year ended April 30, 2019, respectively.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE－13COMMITMENTS AND CONTINGENCIES

As of December 31, 2020, the Company has no material commitments and contingencies.

NOTE－14SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2020, up through March 26, 2021, the Company issued the audited consolidated financial statements.

On January 3, 2021, the Company entered into a Joint Venture and Cooperation Agreement to acquire 60% of Shenzhen Ocean Way Yachts Service Co., Ltd.

rr

[ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 Subject to Completion, Dated ______________________

Vivic Corp.

10,986,204 Common Shares

This prospectus relates to the resale by the selling shareholder of up to 10,986,204 of our common shares. The selling shareholder may sell common stock from time to time in the principal market on which our stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling shareholder.

Our shares of common stock is currently quoted on the OTCQB market under the symbol “VIVC”.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

[ALTERNATE PAGE]

TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Special Note Regarding Forward-Looking Statements
Use of Proceeds
Dividend Policy
Exchange Rate Information
Capitalization
Selling Shareholder
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Business
Regulations
Our Employees
Description of Property
Management
Executive Compensation
Related Party Transactions
Principal Shareholders
Description of Share Capital
Quantitative and Qualitative Disclosures about Market Risk
Shares Eligible for Future Sale
Material Tax Consequences Applicable to U.S. Holders of Our Common Shares
Enforceability of Civil Liabilities
Plan of Distribution
Expenses Relating to this Offering

ss

Legal Matters
Experts
Interests of Named Experts and Counsel
Disclosure of Commission Position on Indemnification
Where You Can Find Additional Information
Financial Statements

[ALTERNATE PAGE]

The Offering

Shares Offered by Selling Shareholder:	10,986,204 common shares

Shares Outstanding:	25,401,942 common shares (35,401,942 common shares following completion of the concurrently conducted secondary public offering)

Symbol:	VIVC

Transfer Agent:	Dynamic Stock Transfer, Inc. 14542 Ventura Blvd., Suite 205 Sherman Oaks, CA 91403

Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our common shares.

Use of Proceeds:	We will not receive any proceeds from the sale of our common shares by the selling shareholder.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

[ALTERNATE PAGE]

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or tt

achievements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

The selling shareholder is selling all of the shares for its own account. We will not receive any proceeds from the sale of our common shares by the selling shareholder.

[ALTERNATE PAGE]

SELLING SHAREHOLDERS

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common shares held by the selling shareholder, including:

•	the number of shares owned by the selling shareholder prior to this offering;

•	the percentage owned by the selling shareholder prior to completion of the offering;

•	the total number of shares that are to be offered for the selling shareholder;

•	the total number of shares that will be owned by the selling shareholder upon completion of the offering; and

•	the percentage owned by the selling shareholder upon completion of the offering.

We have agreed to register a total of 10,986,204 common shares held by the selling shareholder. We are registering the shares under this prospectus.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Registered for Sale Hereby(2)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering(1)
Zhe Chao Cai	113,910	0.448%	113,910	0	0%
Hsin-Lang Chen	49,278	0.194%	49,278	0	0%
Ya-Yen Chen	80,000	0.315%	80,000	0	0%
Feng Juan Guo	379,781	1.495%	379,781	0	0%
Song He	50,000	0.197%	50,000	0	0%
Miao-Chuan Ho	1,455,000	5.728%	1,455,000	0	0%
Honetech Inc.	524,452	2.065%	524,452	0	0%
Cheng-Hsing Hsu	24,000	0.094%	24,000	0	0%
Sunny Huang	946,058	3.724%	946,058	0	0%
Wen-Chi Hunag	284,000	1.118%	284,000	0	0%
Liu Shiang Kung Hwang	36,286	0.143%	36,286	0	0%
Sai Yang Jiang	50,000	0.197%	50,000	0	0%
Wang Zhong Jie	876,184	3.449%	876,184	0	0%

uu

Chun Zhi Jin	512,500	2.018%	512,500	0	0%
Yun-Kuang Kung	3,221,886	12.694%	3,221,886	0	0%
Zhi Jun Li	300,000	1.181%	300,000	0	0%
Kun-Teng Liao	24,000	0.094%	24,000	0	0%
Yin Lin	83,420	0.328%	83,420	0	0%
Cheng-Lung Soong	539,600	2.124%	539,600	0	0%
Su Yueh Chang Tien	70,000	0.276%	70,000	0	0%
Kuen-Horng Tsai	24,000	0.094%	24,000	0	0%
Chao Wen Xiao	100,000	0.394%	100,000	0	0%
Xian Sheng Xiao	300,000	1.181%	300,000	0	0%
Wei Hong Yu	50,000	0.197%	50,000	0	0%
Chuan Ying Zheng	725,400	2.856%	725,400	0	0%
Lin Xin Zuo	166,449	0.655%	166,449	0	0%
TOTAL	10,986,204	43.259%	10,986,204	0	0%

The selling shareholder acquired the shares for its own account in the ordinary course of business, and at the time they acquired the shares, they had no agreements, plans or understandings, directly or indirectly, to distribute the shares. None of the selling shareholders is related to our officers, directors and control shareholders.

The following Selling Shareholders are either our officer, director, former officer, former director, or control shareholder:

	Relationship	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Registered for Sale Hereby(2)	Number of Shares of Common Stock Beneficially Owned After Offering
Honetech Inc.	Control shareholder	524,452	2.065%	524,452
Cheng-Hsing Hsu	Chief Financial Officer	24,000	0.094%	24,000
Wen-Chi Hunag	Former Chairman, Director	284,000	1.118%	284,000
Liu Shiang Kung Hwang	Former Director	36,286	0.143%	36,286
Yun-Kuang Kung	Former Chief Executive Officer Control person	3,221,886	12.694%	3,221,886
Kun-Teng Liao	Former Director	24,000	0.094%	24,000
Cheng-Lung Soong	Secretary, Director	539,600	2.124%	539,600
Kuen-Horng Tsai	Former Director	24,000	0.094%	24,000

[ALTERNATE PAGE]

PLAN OF DISTRIBUTION

vv

The selling shareholder, which holds an aggregate of 10,986,204 common shares offered through this prospectus, may sell its shares from time to time at the market price prevailing on the exchange, market, or trading facility, or at prices relating to the prevailing market prices, or in negotiated transactions or a combination of such methods of sale.

The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

In connection with the sale of our common shares or interest therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholder may also sell common shares short and deliver these securities to close out short positions, or loan or pledge the shares to broker-dealers, which in turn may sell the securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale. Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common shares for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common shares by the selling shareholders or any other person.

ww

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Vivic Corp
(Registrant)

Date:	June 1, 2021	By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President and Chief Executive Officer, Chairman of the Board, Director Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Shang-Chiai Kung Shang-Chiai Kung	President and Chief Executive Officer, Chairman of the Board, Director (Principal Executive Officer)	June 1, 2021

/s/ Cheng-Hsing Hsu Cheng-Hsing Hsu	Director, CFO, (Principal Accounting Officer)	June 1, 2021
/s/ Cheng-Lung Soong Cheng-Lung Soong	Director and Secretary	June 1, 2021

xx